EXHIBIT 10.3

SECOND AMENDMENT dated as of August 22, 2012 (this “Amendment”) among NCR CORPORATION (the “Borrower”), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) relating to the CREDIT AGREEMENT dated as of August 22, 2011 (as previously amended or amended and restated and in effect prior to the effectiveness of this Agreement, the “Existing Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and the Administrative Agent.
WHEREAS the Lenders have agreed to extend credit to the Borrower under the Existing Credit Agreement on the terms and subject to the conditions set forth therein. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement.
WHEREAS the Borrower has requested that the Lenders amend certain provisions of the Existing Credit Agreement, and the Lenders whose signatures appear below, constituting the Required Lenders, in order to effect the foregoing, are willing to amend and restate the Credit Agreement (the Existing Credit Agreement, as so amended and restated, being referred to as the “Amended and Restated Credit Agreement”) on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Amendment and Restatement of the Existing Credit Agreement. Effective as of the Second Amendment Effective Date (as defined below):
(a)    The Existing Credit Agreement is hereby amended and restated in its entirety to be in the form of the Amended and Restated Credit Agreement attached hereto as Exhibit A.
(b)    Schedule 6.04 (Existing Investments) of the Existing Credit Agreement is hereby deleted in its entirety.
(c)    Exhibit E (Form of Compliance Certificate) to the Existing Credit Agreement is hereby amended and restated to be in the form of the exhibit with the same designation attached to Exhibit A hereto.
(d)    Annex A (Mark-to-Market Pension Accounting), which is attached to Exhibit A hereto as Annex A, is hereby incorporated into, and constitutes an annex to, the Amended and Restated Credit Agreement.
(e)    Except as expressly set forth above, all schedules and exhibits referred to in the Amended and Restated Credit Agreement shall be deemed to refer to the corresponding schedules and exhibits to the Existing Credit Agreement.

SECTION 2.    Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:
(a)    This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, concepts of reasonableness and general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    On the Second Amendment Effective Date, and after giving effect to this Amendment, the representations and warranties of each Loan Party set forth in the Amended and Restated Credit Agreement and in each other Loan Document are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case as though made on and as of the Second Amendment Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty is so true and correct on and as of such prior date.
(c)    On and as of the Second Amendment Effective Date, no Default has occurred and is continuing.
SECTION 3.    Effectiveness. This Amendment shall become effective, as of the date first above written, on the date (the “Second Amendment Effective Date”) on which each of the following conditions is satisfied:
(a)    The Administrative Agent shall have received duly executed counterparts (which may include facsimile transmission or other electronic transmission of a signed counterpart of this Amendment) hereof that, when taken together, bear the authorized signatures of the Administrative Agent, the Borrower and Lenders constituting the Required Lenders.
(b)    The Administrative Agent shall have received, in immediately available funds, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Existing Credit Agreement or under Section 4 hereof.
(c)    The Administrative Agent shall have received payment from the Borrower, for the account of each Lender that executes and delivers a counterpart signature page to this Amendment at or prior to 5:00 p.m., New York City time, on August 16, 2012 (the “Consent Deadline”), an amendment fee (the “Amendment Fee”) in an aggregate amount equal to 0.05% of the aggregate principal amount of the Term Loans and Revolving Commitments (whether used or unused) of such Lender outstanding on the Consent Deadline. The Amendment Fee shall be payable in immediately available funds and, once paid, such Amendment Fee or any part thereof shall not be refundable.
The Administrative Agent shall notify the Borrower and the Lenders of the Second Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 4.    Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP.
SECTION 5.    Effect of Amendment. (i) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent, the Issuing Banks or the Lenders under the Existing Credit Agreement, the Amended and Restated Credit Agreement or any of the other Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in Existing Credit Agreement, the Amended and Restated Credit Agreement or any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Amended and Restated Credit Agreement or any of the other Loan Documents in similar or different circumstances.
(a)    On and after the Second Amendment Effective Date, any reference to the Existing Credit Agreement in any Loan Document shall be deemed to be a reference to the Amended and Restated Credit Agreement.
(b)    This Amendment shall constitute a Loan Document for all purposes of the Amended and Restated Credit Agreement and each other Loan Document.
SECTION 6.    Applicable Law; Incorporation by Reference. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Notwithstanding anything to the contrary contained herein, the provisions of Sections 9.09 and 9.10 of the Existing Credit Agreement are incorporated by reference herein, mutatis mutandis.
SECTION 7.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging shall be as effective as delivery of a manually executed counterpart of this Amendment.
SECTION 8.    Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

NCR CORPORATION,
by
/s/ Robert P. Fishman
Name: Robert P. Fishman
Title: Senior Vice President and Chief Financial Officer

[SIGNATURE PAGE TO SECOND AMENDMENT]

JPMORGAN CHASE BANK, N.A., as Lender and as Administrative Agent,
by
/s/ John G. Kowalczuk
Name: John G. Kowalczuk
Title: Executive Director

[SIGNATURE PAGE TO SECOND AMENDMENT]

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: American Savings Bank, F.S.B.,

by
/s/ Rian DuBach
Name: Rian DuBach
Title: Vice President

For any Lender requiring a second signature block:

by

Name:
Title:

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

BANK HAPOALIM B.M.

by
/s/ Helen H. Gateson
Name: Helen H. Gateson
Title: Vice President

by
/s/ Frederic S. Becker
Name: Frederic S. Becker
Title: Senior Vice President

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: Bank of America, N.A.

by
/s/ Arthur Ng
Name: Arthur Ng
Title: Vice President

For any Lender requiring a second signature block:

by

Name:
Title:

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

The Bank of Nova Scotia

by
/s/ Christopher Usas
Name: Christopher Usas
Title: Director

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender:     Bank of the West

by
/s/ Benjamin J. Sileo
Name: Benjamin J. Sileo
Title: Vice President

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: BNP Paribas

by
/s/ Todd Rogers
Name: Todd Rogers
Title: Director

For any Lender requiring a second signature block:

by
/s/ Liz Cheng
Name: Liz Cheng
Title: Vice President

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: Branch Banking and Trust Company

by
/s/ Robert T. Barnaby
Name: Robert T. Barnaby
Title: Vice President

For any Lender requiring a second signature block:

by

Name:
Title:

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: Citibank, N.A.

by
/s/ Ahu Gures
Name: Ahu Gures
Title: Citibank, N.A.

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Compass Bank

by
/s/ W. Brad Davis
Name: W. Brad Davis
Title: Senior Vice President

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: Fifth Third Bank

by
/s/ Kenneth W. Deere
Name: Kenneth W. Deere
Title: Senior Vice President

For any Lender requiring a second signature block:

by

Name:
Title:

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: First Commercial Bank New York Branch

by
/s/ Jason Lee
Name: Jason Lee
Title: V.P. and General Manager

For any Lender requiring a second signature block:

by

Name:
Title:

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: HSBC Bank USA NA

by
/s/ Santiago Riviere
Name: Santiago Riviere
Title: Vice President Corporate Banking Group

For any Lender requiring a second signature block:

by

Name:
Title:

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: KeyBank National Association

by
/s/ Marcel Fournier
Name: Marcel Fournier
Title: Vice President

For any Lender requiring a second signature block:

by

Name:
Title:

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: Manufacturers Bank

by
/s/ Sean Walker
Name: Sean Walker
Title: SVP

For any Lender requiring a second signature block:

by

Name:
Title:

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: Mizuho Corporate Bank, Ltd.

by
/s/ Raymond Ventura
Name: Raymond Ventura
Title: Deputy General Manager

For any Lender requiring a second signature block:

by

Name:
Title:

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: MODERN BANK, N.A.

by
/s/ Vera McVey
Name: Vera McVey
Title: Chief Credit Officer and Senior Executive Vice President

For any Lender requiring a second signature block:

by

Name:
Title:

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: Morgan Stanley Bank, N.A.

by
/s/ Scott Taylor
Name: Scott Taylor
Title: Authorized Signatory

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: The Northern Trust Corporation

by
/s/ Kathryn Schad Reuther
Name: Kathryn Schad Reuther
Title: Senior Vice President

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: PNC Bank, National Association

by
/s/ Susan J. Dimmick
Name: Susan J. Dimmick
Title: Senior Vice President

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: Regions Bank

by
/s/ Stephen T. Hatch
Name: Stephen T. Hatch
Title: Vice President

For any Lender requiring a second signature block:

by

Name:
Title:

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: Royal Bank of Canada

by
/s/ Mark S. Gronich
Name: Mark S. Gronich
Title: Authorized Signatory

For any Lender requiring a second signature block:

by

Name:
Title:

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: SOVEREIGN BANK, N.A.

by
/s/ William R. Rogers
Name: William R. Rogers
Title: Senior Vice President

For any Lender requiring a second signature block:

by

Name:
Title:

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: Standard Chartered Bank

by
/s/ Johanna Minaya
Name: Johanna Minaya
Title: Associate Director

For any Lender requiring a second signature block:

by
/s/ Robert K. Reddington
Name: Robert K. Reddington
Title: Credit Documentation Manager, Credit Documentation Unit, WB Legal-Americas

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: SUMITOMO MITSUI BANKING CORPORATION

by
/s/ David W. Lee
Name: David W. Lee
Title: Managing Director

For any Lender requiring a second signature block:

by

Name:
Title:

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: TD BANK, N.A.

by
/s/ Todd Antico
Name: Todd Antico
Title: Senior Vice President

For any Lender requiring a second signature block:

by

Name:
Title:

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: The Bank of East Asia, New York Branch

by
/s/ James Hua
Name: James Hua
Title: SVP

For any Lender requiring a second signature block:

by
/s/ Kitty Sin
Name: Kitty Sin
Title: SVP

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: THE BANK OF NEW YORK MELLON

by
/s/ David B. Wirl
Name: David B. Wirl
Title: Managing Director

For any Lender requiring a second signature block:

by

Name:
Title:

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

by
/s/ Joanne Nasuti
Name: JOANNE NASUTI
Title: VICE PRESIDENT

For any Lender requiring a second signature block:

by

Name:
Title:

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: US Bank, National Association

by
/s/ Stephen L. Sawyer
Name: Stephen L. Sawyer
Title: Vice President

For any Lender requiring a second signature block:

by

Name:
Title:

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO THE NCR
CORPORATION CREDIT AGREEMENT

Name of Lender: Wells Fargo Bank, National Association

by
/s/ Kay Reedy
Name: Kay Reedy
Title: Managing Director

For any Lender requiring a second signature block:

by

Name:
Title:

EXHIBIT A
Amended and Restated Credit Agreement

CREDIT AGREEMENT
dated as of August 22, 2011,
as amended and restated as of August 22, 2012,
among
NCR CORPORATION,
as Borrower
The LENDERS Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
___________________________
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
MORGAN STANLEY SENIOR FUNDING, INC.
and
RBC CAPITAL MARKETS
as Joint Syndication Agents
___________________________
J.P. MORGAN SECURITIES LLC,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
MORGAN STANLEY SENIOR FUNDING, INC.,
RBC CAPITAL MARKETS
and
SUNTRUST ROBINSON HUMPHREY, INC.
as Joint Lead Arrangers and Joint Bookrunners
___________________________
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
as Joint Bookrunner

TABLE OF CONTENTS
Page
ARTICLE I

Definitions

SECTION 1.01.	Defined Terms 1

SECTION 1.02.	Classification of Loans and Borrowings 45

SECTION 1.03.	Terms Generally 45

SECTION 1.04.	Accounting Terms; GAAP; Pro Forma Calculations 45

SECTION 1.05.	Effectuation of Transactions 46

SECTION 1.06.	Status of Obligations 46
ARTICLE II

The Credits

SECTION 2.01.	Commitments 47

SECTION 2.02.	Loans and Borrowings 47

SECTION 2.03.	Requests for Borrowings 48

SECTION 2.04.	Swingline Loans 48

SECTION 2.05.	Letters of Credit 50

SECTION 2.06.	Funding of Borrowings 56

SECTION 2.07.	Interest Elections 56

SECTION 2.08.	Termination and Reduction of Commitments 57

SECTION 2.09.	Repayment of Loans; Evidence of Debt 58

SECTION 2.10.	Amortization of Term Loans 59

SECTION 2.11.	Prepayment of Loans 60

SECTION 2.12.	Fees 62

SECTION 2.13.	Interest 63

SECTION 2.14.	Alternate Rate of Interest 65

SECTION 2.15.	Increased Costs 65

SECTION 2.16.	Break Funding Payments 66

SECTION 2.17.	Taxes 67

SECTION 2.18.	Payments Generally; Pro Rata Treatment; Sharing of Setoffs 70

SECTION 2.19.	Mitigation Obligations; Replacement of Lenders 72

SECTION 2.20.	Defaulting Lenders 73

SECTION 2.21.	Incremental Facilities 75

SECTION 2.22.	Loan Modification Offers 78
ARTICLE III

Representations and Warranties

SECTION 3.01.	Organization; Powers 79

SECTION 3.02.	Authorization; Enforceability 79

SECTION 3.03.	Governmental Approvals; Absence of Conflicts 79

SECTION 3.04.	Financial Condition; No Material Adverse Change 79

SECTION 3.05.	Properties 80

SECTION 3.06.	Litigation and Environmental Matters 81

SECTION 3.07.	Compliance with Laws and Agreements 81

SECTION 3.08.	Investment Company Status 81

SECTION 3.09.	Taxes 81

SECTION 3.10.	Employee Benefit Plans; Labor Matters 81

SECTION 3.11.	Subsidiaries and Joint Ventures; Disqualified Equity Interests 82

SECTION 3.12.	Solvency 83

SECTION 3.13.	Disclosure 83

SECTION 3.14.	Collateral Matters 83

SECTION 3.15.	Federal Reserve Regulations 84

SECTION 3.16.	Effective Date Representation 84

SECTION 3.17.	Anti-Terrorism Laws; Anti-Corruption Laws 84
ARTICLE IV

Conditions

SECTION 4.01.	Effective Date 85

SECTION 4.02.	Each Credit Event 88
ARTICLE V

Affirmative Covenants

SECTION 5.01.	Financial Statements and Other Information 88

SECTION 5.02.	Notices of Material Events 91

SECTION 5.03.	Additional Subsidiaries 91

SECTION 5.04.	Information Regarding Collateral 92

SECTION 5.05.	Existence; Conduct of Business 92

SECTION 5.06.	Payment of Obligations 93

SECTION 5.07.	Maintenance of Properties 93

SECTION 5.08.	Insurance 93

SECTION 5.09.	Books and Records; Inspection and Audit Rights 93

SECTION 5.10.	Compliance with Laws 93

SECTION 5.11.	Use of Proceeds and Letters of Credit; Deposit of Term Loan Proceeds 94

SECTION 5.12.	Further Assurances 94

SECTION 5.13.	Maintenance of Ratings 94

SECTION 5.14.	Merger 94

SECTION 5.15.	Certain Post-Closing Collateral Obligations 95
ARTICLE VI

Negative Covenants

SECTION 6.01.	Indebtedness; Certain Equity Securities 95

SECTION 6.02.	Liens 98

SECTION 6.03.	Fundamental Changes; Business Activities 100

SECTION 6.04.	Acquisitions 102

SECTION 6.05.	Asset Sales 103

SECTION 6.06.	Sale/Leaseback Transactions 105

SECTION 6.07.	Hedging Agreements 105

SECTION 6.08.	Restricted Payments; Certain Payments of Indebtedness 105

SECTION 6.09.	Transactions with Affiliates 106

SECTION 6.10.	Restrictive Agreements 107

SECTION 6.11.	Amendment of Material Documents 108

SECTION 6.12.	Leverage Ratio 108

SECTION 6.13.	Interest Coverage Ratio 108

SECTION 6.14.	Fiscal Year 108
ARTICLE VII

Events of Default
ARTICLE VIII

The Administrative Agent
ARTICLE IX

Miscellaneous

SECTION 9.01.	Notices 115

SECTION 9.02.	Waivers; Amendments 116

SECTION 9.03.	Expenses; Indemnity; Damage Waiver 119

SECTION 9.04.	Successors and Assigns 121

SECTION 9.05.	Survival 125

SECTION 9.06.	Counterparts; Integration; Effectiveness 125

SECTION 9.07.	Severability 126

SECTION 9.08.	Right of Setoff 126

SECTION 9.09.	Governing Law; Jurisdiction; Consent to Service of Process 126

SECTION 9.10.	WAIVER OF JURY TRIAL 127

SECTION 9.11.	Headings 127

SECTION 9.12.	Confidentiality 127

SECTION 9.13.	Interest Rate Limitation 128

SECTION 9.14.	Release of Liens and Guarantees 128

SECTION 9.15.	Satisfaction of Collateral and Guarantee Requirement 128

SECTION 9.16.	USA PATRIOT Act Notice 129

SECTION 9.17.	No Fiduciary Relationship 129

SECTION 9.18.	Non-Public Information 129
SCHEDULES:
Schedule 1.01A    —    Existing Letters of Credit
Schedule 1.01B    —    Cash and Investment Policy
Schedule 2.01    —    Commitments
Schedule 3.06    —    Disclosed Matters
Schedule 3.11A    —    Subsidiaries and Joint Ventures
Schedule 3.11B    —    Disqualified Equity Interests
Schedule 5.15    —    Post-Closing Collateral Obligations
Schedule 6.01    —    Existing Indebtedness
Schedule 6.02    —    Existing Liens
Schedule 6.10    —    Existing Restrictions
EXHIBITS:

Exhibit A	— Form of Assignment and Assumption

Exhibit B	— Form of Borrowing Request

Exhibit C-1	— Form of Guarantee and Pledge Agreement

Exhibit C-2	— Form of Pledge Agreement

Exhibit D	— Form of Affiliate Subordination Agreement

Exhibit E	— Form of Compliance Certificate

Exhibit F	— Form of Interest Election Request

Exhibit G	— Form of Perfection Certificate

Exhibit H	— Form of Solvency Certificate

Exhibit I-1	— Form of U.S. Tax Certificate for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes

Exhibit I-2	— Form of U.S. Tax Certificate for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes

Exhibit I-3	— Form of U.S. Tax Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes

Exhibit I-4	— Form of U.S. Tax Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes

ANNEXES:
Annex A    —    Mark-to-Market Pension Accounting

CREDIT AGREEMENT dated as of August 22, 2011, as amended and restated as of August 22, 2012 (this “Agreement”), among NCR CORPORATION, as Borrower, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
PRELIMINARY STATEMENTS
The Borrower, the Lenders and the Administrative Agent are party to the Original Agreement (such term and other capitalized terms used in these preliminary statements being defined in Section 1.01 hereof). Pursuant to the Second Amendment, and upon satisfaction of the conditions set forth therein, the Original Agreement is being amended and restated in the form of this Agreement.
The applicable Lenders have indicated their willingness to lend, and the Issuing Banks have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Alternate Base Rate.
“Accepting Lenders” has the meaning set forth in Section 2.22(a).
“Acquisition” means the acquisition by the Borrower and MergerCo in accordance with the terms and conditions of the Merger Agreement of all the outstanding Equity Interests of the Company pursuant to the Tender Offer, the Top-Up Option and the Merger and the other transactions contemplated by the Merger Agreement.
“Acquisition Consideration” means the Tender Consideration, the Top-Up Consideration and the Merger Consideration.
“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

#PageNum#

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Class” has the meaning set forth in Section 2.22(a).
“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediary Controlling Persons Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Revolving Commitment” means the sum of the Revolving Commitments of all the Revolving Lenders.
“Aggregate Revolving Exposure” means the sum of the Revolving Exposures of all the Revolving Lenders.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1%. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the rate per annum appearing on the Reuters “LIBOR01” screen displaying British Bankers’ Association Interest Settlement Rates (or on any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to such day for deposits in dollars with a maturity of one month. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Applicable Percentage” means, at any time, with respect to any Revolving Lender, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at such time, subject to adjustment as required to give effect to any reallocation of LC Exposure or Swingline Exposure made pursuant to paragraph (c) or (d) of Section 2.20 or the final paragraph of Section 2.20. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Revolving Lender’s status as a Defaulting Lender at the time of determination.
“Applicable Rate” means, for any day, (a) with respect to any Term Loan or Revolving Loan that is an ABR Loan or a Eurocurrency Loan, or with respect to the commitment fees payable in respect of the Revolving Commitments hereunder, respectively, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurocurrency Spread” or “Commitment Fee Rate”, respectively, based upon the Leverage Ratio as of the end of the fiscal quarter of the Company for which consolidated financial statements have theretofore been most recently delivered pursuant

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to Sections 5.01(a) or 5.01(b) and (b) with respect to any Incremental Term Loan of any Series, the rate per annum specified in the Incremental Facility Agreement establishing the Incremental Term Commitments of such Series; provided that, for purposes of clause (a), until the date of the delivery of the consolidated financial statements pursuant to Section 5.01(b) as of and for the fiscal quarter ended September 30, 2011, the Applicable Rate shall be based on the rates per annum set forth in Category IV:

Level	Leverage Ratio	ABR Spread	Eurocurrency Spread	Commitment Fee Rate
I	Less than 1.25 to 1.0	0.25%	1.25%	0.25%
II	Greater than or equal to 1.25 to 1.0, but less than 1.75 to 1.0	0.5%	1.5%	0.3%
III	Greater than or equal to 1.75 to 1.0, but less than 2.25 to 1.0	0.75%	1.75%	0.375%
IV	Greater than or equal to 2.25 to 1.0, but less than 2.75 to 1.0	1%	2%	0.375%
V	Greater than or equal to 2.75 to 1.0, but less than 3.25 to 1.0	1.25%	2.25%	0.5%
VI	Greater than or equal to 3.25 to 1.0	1.5%	2.5%	0.5%
For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the Business Day following the date of delivery to the Administrative Agent pursuant to Sections 5.01(a) or 5.01(b) of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Applicable Rate shall be based on the rates per annum set forth in Category VI if the Borrower fails to deliver the consolidated financial statements required to be delivered pursuant to Sections 5.01(a) or 5.01(b) or any Compliance Certificate required to be delivered pursuant hereto, in each case within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof. Notwithstanding anything to the contrary in this definition, the determination of the Applicable Rate will be subject to the provisions of Section 2.13(f).
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in

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the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., RBC Capital Markets (the brand name for the capital markets activities of the Royal Bank of Canada) and SunTrust Robinson Humphrey, Inc. in their capacities as joint lead arrangers and joint bookrunners for the credit facilities provided for herein.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Available Amount” means, as of any day, the excess, if any, of:
(a)the sum of (i) $50,000,000, plus (ii) the Cumulative Borrower’s ECF Share; over
(b)    the amount of all Restricted Payments made in reliance on Section 6.08(a)(vii) and all payments made in reliance on Section 6.08(b)(vi).
“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.
“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means NCR Corporation, a Maryland corporation.
“Borrowing” means (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Sections 2.03 or 2.04, as applicable, which shall be, in the case of any such written request, in the form of Exhibit B or any other form approved by the Administrative Agent.

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“Brazil CMA” means the Contract Manufacturing Agreement dated as of July 26, 2011 by and between NCR Global Solutions Group, Ltd., an Irish limited company, and NCR Manaus, including the schedules thereto, as provided to the Administrative Agent prior to the Effective Date.
“Brazil Shareholders’ Agreement” means the Shareholders’ Agreement as attached as Schedule I to the Brazil Subscription Agreement, to be entered into by and among the Borrower, NCR Manaus, Scopus Industrial and Scopus Tecnologia on the Brazil Transaction Closing Date, including the schedules and exhibits thereto, in the form provided to the Administrative Agent prior to the Effective Date.
“Brazil Subscription Agreement” means the Equity Subscription Agreement dated as of July 26, 2011 by and among the Borrower, Scopus Industrial, Scopus Tecnologia and NCR Manaus, including the schedules thereto, as provided to the Administrative Agent prior to the Effective Date
“Brazil Transaction Closing Date” means the date on which the issuance to Scopus Industrial of 49% of the outstanding common Equity Interests of NCR Manaus occurs pursuant to the terms and subject to the conditions set forth in the Brazil Subscription Agreement.
“Brazil Transaction Documents” means the Brazil CMA, the Brazil Shareholders’ Agreement and the Brazil Subscription Agreement.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or should be) set forth as capital expenditures in a consolidated statement of cash flows of the Borrower and its consolidated Subsidiaries for such period prepared in accordance with GAAP (including any such additions attributable to repairs and replacements constituting capital expenditures), plus, to the extent not included therein, expenditures during such period in respect of capitalized software development costs, and excluding (i) any such expenditures made to restore, replace or rebuild assets to the condition of such assets immediately prior to any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, such assets to the extent such expenditures are made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such casualty, damage, taking, condemnation or similar proceeding, (ii) any such expenditures constituting Permitted Acquisitions or other Investments and (iii) such portion of principal payments on Capital Lease Obligations or Synthetic Lease Obligations made by the Borrower and its consolidated Subsidiaries during such period as is attributable to additions to property, plant and equipment that have not otherwise been reflected on the consolidated statement of cash flows as additions to property, plant and equipment.

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“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.
“Cash Consideration” has the meaning set forth in Section 6.05.
“CFC” means (a) each Person that is a “controlled foreign corporation” for purposes of the Code, (b) each subsidiary of any such controlled foreign corporation and (c) any Foreign Subsidiary which is an entity disregarded as separate from its owner under Treasury Regulation 301.7701-3.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), other than an employee benefit plan or related trust of the Borrower or of the Borrower and any Subsidiaries, of Equity Interests in the Borrower representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower; (b) persons who were (i) directors of the Borrower on the date hereof, (ii) nominated by the board of directors of the Borrower or (iii) appointed by directors who were directors of the Borrower on the date hereof or were nominated as provided in clause (ii) above, in each case other than any person whose initial nomination or appointment occurred as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors on the board of directors of the Borrower (other than any such solicitation made by such board of directors), ceasing to occupy a majority of the seats (excluding vacant seats) on the board of directors of the Borrower; or (c) the occurrence of any “change in control” (or similar event, however denominated) with respect to the Borrower under and as defined in any indenture or other agreement or instrument evidencing, governing the rights of the holders of or otherwise relating to any Material Indebtedness of the Borrower.
“Change in Law” means the occurrence, after August 22, 2011, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Charges” has the meaning set forth in Section 9.13.

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“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans, Incremental Term Loans of any Series, Revolving Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Term Commitment, an Incremental Term Commitment of any Series or a Revolving Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations.
“Collateral Agreement” means the Pledge Agreement and the Guarantee and Pledge Agreement.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(c)    the Administrative Agent shall have received from the Borrower and each Designated Subsidiary either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Subsidiary after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, together with documents and opinions of the type referred to in paragraphs (b) and (c) of Section 4.01 with respect to such Designated Subsidiary;
(d)    all Equity Interests in any Subsidiary owned by or on behalf of any Loan Party (excluding, prior to the Merger Date, the Top-Up Shares) shall have been pledged pursuant to the Collateral Agreement and, in the case of Equity Interests in any Foreign Subsidiary, where the Administrative Agent so requests in connection with the pledge of such Equity Interests, a Foreign Pledge Agreement (provided that the Loan Parties shall not be required to pledge 66⅔% or more of the outstanding voting Equity Interests in any CFC), and the Administrative Agent shall, to the extent required by the Collateral Agreement, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;
(e)    all documents and instruments, including Uniform Commercial Code financing statements, required by Requirements of Law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement”, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

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(f)    each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if, and for so long as the Administrative Agent and the Borrower reasonably agree that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to the Borrower and the Subsidiaries, including any potential Section 956 Impact), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents as in effect on the Effective Date and, to the extent appropriate in the applicable jurisdiction, as reasonably agreed between the Administrative Agent and the Borrower and (c) in no event shall the Collateral include any Excluded Assets. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in, or the obtaining of, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.
“Commitment” means a Revolving Commitment, a Term Commitment, an Incremental Term Commitment of any Series or any combination thereof (as the context requires).
“Commitment Letter” means the Commitment Letter dated July 11, 2011, among the Borrower, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc. and RBC Capital Markets.
“Company” means Radiant Systems, Inc., a Georgia corporation.
“Compliance Certificate” means a Compliance Certificate in the form of Exhibit E or any other form approved by the Administrative Agent.
“Confidential Information Memorandum” means the Confidential Information Memorandum dated July 27, 2011, relating to the credit facilities provided for herein.
“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in

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accordance with GAAP, and any cash payments made during such period in respect of obligations referred to in clause (b) below that were amortized or accrued in a previous period, minus (b) to the extent included in such consolidated interest expense for such period, noncash amounts attributable to amortization of debt discounts, upfront fees and other financing costs (including legal and accounting costs) or accrued interest payable in kind for such period.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus
(b)without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of
(i)    consolidated interest expense for such period (including imputed interest expense in respect of Capital Lease Obligations);
(ii)    provision for taxes based on income, profits or losses, including foreign withholding taxes during such period;
(iii)    all amounts attributable to depreciation and amortization for such period;
(iv)    any extraordinary losses for such period, determined on a consolidated basis in accordance with GAAP;
(v)    any Non-Cash Charges for such period;
(vi)    any losses attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement other than those relating to foreign currencies;
(vii)    one-time out-of-pocket costs and expenses relating to the Acquisition, including, without limitation, legal and advisory fees (if incurred within 120 days following the Effective Date), not in excess of $45,000,000 in the aggregate;
(viii)    Pro Forma Adjustments in connection with Material Acquisitions, including the Acquisition, provided that the amount of such Pro Forma Adjustments shall not exceed the greater of $25,000,000 and 7.5% of Consolidated EBITDA in respect of any Test Period ending on or prior to September 30, 2013 or 5.0% of Consolidated EBITDA in respect of any Test Period ending after September 30, 2013;
provided that any cash payment made with respect to any Non-Cash Charges added back in computing Consolidated EBITDA for any prior period pursuant to clause (a)(v) above (or that would have been added back had this Agreement been in effect during and after such prior period), other than any cash payments made after the Effective Date in respect of obligations relating to the Fox River, Kalamazoo and Dayton landfill discontinued operations not exceeding, in the aggregate for all periods, the amount of the reserves for such obligations reflected in the Borrower’s financial statements for the fiscal quarter ending June 30, 2011, shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made; and minus

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(c)    without duplication and to the extent included in determining such Consolidated Net Income,
(i)any extraordinary gains for such period, determined on a consolidated basis in accordance with GAAP;
(ii)    any non-cash gains for such period, including any gains attributable to the early extinguishment of Indebtedness;
(iii)    any net income tax benefit for such period determined on a consolidated basis in accordance with GAAP; and
(iv)    any gains attributable to the early extinguishment of obligations under any Hedging Agreement other than those relating to foreign currencies;
provided, further that Consolidated EBITDA for any period shall be calculated so as to exclude (without duplication of any adjustment referred to above) the effect of:
(A)    the cumulative effect of any changes in GAAP or accounting principles applied by management; and
(B)    purchase accounting adjustments (including, without limitation, reductions in revenues attributable to the difference between the amount of the Company’s deferred revenues upon acquisition and the fair value of such deferred revenues determined under purchase accounting (which revenues will be recognized according to the Company amortization schedule provided to the Lenders prior to August 22, 2011)).
Notwithstanding the foregoing (but without duplication of any other adjustment referred to above), (i) for fiscal periods prior to the fiscal quarter in respect of which Mark-to-Market Pension Accounting is first adopted by the Borrower (the “Pension MTM Commencement Quarter”), Consolidated EBITDA will be calculated so as to exclude one-time gains or losses associated with lump sum payments (or transfers of financial assets) made after the Second Amendment Effective Date to defease pension and retirement obligations, (ii) Consolidated EBITDA will be calculated for the Pension MTM Commencement Quarter and each fiscal period thereafter so as to exclude mark-to-market gains and losses on Plans and Foreign Pension Plans and settlement/curtailment gains and losses and (iii) notwithstanding any restatement in accordance with GAAP of consolidated financial statements of the Borrower for periods prior to the Pension MTM Commencement Quarter to reflect the adoption of Mark-to-Market Pension Accounting, Consolidated EBITDA for each fiscal period prior to the Pension MTM Commencement Quarter (including any such prior fiscal quarters included in a Test Period that includes the Pension MTM Commencement Quarter) will be Consolidated EBITDA as previously calculated hereunder in respect of such periods without giving effect to Mark-to-Market Pension Accounting or to the provisions of clause (ii) of this sentence, but giving effect to clause (i) of this sentence.

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“Consolidated Net Income” means, for any period, the net income or loss of the Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Borrower) that is not a consolidated Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Borrower or, subject to clauses (b) and (c) below, any other consolidated Subsidiary during such period, (b) the income of, and any amounts referred to in clause (a) above paid to, any consolidated Subsidiary (other than the Borrower or any Subsidiary Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Subsidiary (i) is not permitted (A) without any prior approval of any Governmental Authority which, to the actual knowledge of the Borrower, would be required and that has not been obtained or (B) under any law applicable to the Borrower or any such Subsidiary (in the case of any foreign law, of which the Borrower has actual knowledge) or (ii) is not permitted by the operation of the terms of the organizational documents of such Subsidiary or any agreement or other instrument binding upon the Borrower or any Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions has been legally and effectively waived and (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any consolidated Subsidiary that is not wholly owned by the Borrower to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Subsidiary; provided that no such exclusion shall apply to the income of the Company for periods prior to the Merger so long as the Merger is effected not later than December 31, 2012.
“Consolidated Tangible Assets” means, as of the last day of any fiscal quarter of the Borrower, all tangible assets reflected on the consolidated balance sheet of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, excluding cash, cash equivalents and any Permitted Investments.
“Consolidated Total Debt” means, as of any date, (a) the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date, to the extent such Indebtedness would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus (b) without duplication of amounts referred to in clause (a), the amount of Third Party Interests in respect of Securitizations, in each case without giving effect to any election to value any Indebtedness at “fair value”, as described in Section 1.04(a), or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) to be below the stated principal amount of such Indebtedness, minus (c) the lesser of (i) the excess, if any, of the amount of Unrestricted Cash owned by the Borrower and its consolidated Subsidiaries as of such date over $250,000,000 and (ii) $150,000,000.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lender and each other Lender.

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“Cumulative Borrower’s ECF Share” means, as of any day, for each fiscal year (commencing with the fiscal year ending December 31, 2012) for which a Compliance Certificate has been delivered on or prior to such day in connection with the delivery of annual financial statements pursuant to Section 5.01(a), the product of (a) 50% and (b) the sum of the amounts shown in each such Compliance Certificate as the amount of Excess Cash Flow for the fiscal year covered by such Compliance Certificate.
“Cumulative Leverage Ratio Increase Amount” means, on any date, the sum of the Leverage Ratio Increase Amounts in respect of issuances of Pension Funding Indebtedness on or prior to such date; provided that the Cumulative Leverage Ratio Increase Amount shall not exceed 1.00 at any time.
“Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default.
“Defaulting Lender” means any Revolving Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent or (d) has become the subject of a Bankruptcy Event.
“Delivery Date” has the meaning set forth in Section 9.15.
“Designated Subsidiary” means each Material Subsidiary that is not an Excluded Subsidiary.
“Disclosed Matters” means the actions, suits, proceedings and the environmental, Intellectual Property and other matters disclosed in Schedule 3.06.
“Disposition” has the meaning set forth in Section 6.05.

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“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that requires the payment of any dividend (other than dividends payable solely in Qualified Equity Interests) or that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:
(a)    matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;
(b)    is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or
(c)    is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by the Borrower or any Subsidiary, in whole or in part, at the option of the holder thereof;
in each case, on or prior to the date 180 days after the latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, the date hereof); provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable, the cancellation or expiration of all Letters of Credit and the termination or expiration of the Commitments and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Disregarded Domestic Subsidiary” means a Domestic Subsidiary that (i) is a disregarded entity for United States tax purposes, (ii) has no material assets or liabilities other than Equity Interests of one or more Foreign Subsidiaries and assets located outside the United States and (iii) does not Guarantee any Indebtedness.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

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“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, (d) any bank and (e) any other financial institution or investment fund engaged as a primary activity in the ordinary course of its business in making or investing in commercial loans or debt securities, other than, in each case, a natural person, the Borrower, any Subsidiary or any other Affiliate of the Borrower.
“Environmental Laws” means all rules, regulations, codes, ordinances, judgments, orders, decrees and other laws, and all injunctions, notices or binding agreements, issued, promulgated or entered into by any Governmental Authority and relating in any way to the environment, to preservation or reclamation of natural resources, to the management, Release or threatened Release of any Hazardous Material or to related health or safety matters.
“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties and indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan

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administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (h) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA, (i) the occurrence of a “prohibited transaction” with respect to which the Borrower or any Subsidiary is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable or (j) any Foreign Benefit Event.
“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning set forth in Article VII.
“Excess Cash Flow” means, for any fiscal year, the sum (without duplication) of:
(a)    the consolidated net income or loss of the Borrower and its consolidated Subsidiaries for such fiscal year, adjusted to exclude (i) net income or loss of any consolidated Subsidiary that is not wholly owned by the Borrower to the extent such income or loss is attributable to the non-controlling interest in such consolidated Subsidiary, other than the Company, provided that the Merger is consummated prior to December 31, 2012, and (ii) any gains or losses attributable to Prepayment Events and the consummation of Scheduled Dispositions; plus
(b)    depreciation, amortization and other non-cash charges or losses (including deferred income taxes) deducted in determining such consolidated net income or loss for such fiscal year; plus
(c)    pension expense and severance expense (in each case, determined in accordance with GAAP) for such fiscal year to the extent deducted in the calculation of Consolidated Net Income; plus
(d)    the amount, if any, by which Net Working Capital decreased during such fiscal year; minus
(e)    the amount, if any, by which Net Working Capital increased during such fiscal year; minus
(f)    the sum of, in each case except to the extent financed with Excluded Sources, (i) the aggregate amount of Capital Expenditures by the Borrower and its consolidated Subsidiaries made in cash during such fiscal year, (ii) the aggregate amount of cash consideration paid during such fiscal year by the Borrower and its consolidated Subsidiaries

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to make Permitted Acquisitions and other Investments (other than in cash, cash equivalents or Permitted Investments) to the extent made in reliance on clause (a)(i) of the definition of “Available Amount”, (iii) to the extent not deducted in arriving at net income or loss or pursuant to the other clauses of this definition, the amount of Restricted Payments paid to Persons other than the Borrower or any Subsidiaries during such period pursuant to Section 6.08, other than Restricted Payments made in reliance on Section 6.08(a)(vii) (except to the extent in reliance on clause (a)(i) of the definition of “Available Amount”) and (iv) payments in cash made by the Borrower and its consolidated Subsidiaries with respect to any noncash charges added back pursuant to clause (b) above in computing Excess Cash Flow for any prior fiscal year (or which would have been added back had this Agreement been in effect during and after such prior fiscal year); minus
(g)    actual contributions to all pension and retirement plans and payments in respect of severance obligations, in each case made in cash during such fiscal year, excluding any contributions to the extent made with proceeds of Pension Funding Indebtedness; minus
(h)    the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Borrower and its consolidated Subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit or other revolving extensions of credit (except to the extent that any repayment or prepayment of such Indebtedness is accompanied by a permanent reduction in related commitments), (ii) Term Loans prepaid pursuant to Sections 2.11(a), 2.11(c), 2.11(d) or 2.11(e), (iii) repayments or purchases of Long-Term Indebtedness made in reliance on Section 6.08(b)(vi) to the extent made in reliance on clause (a)(i) of the definition of “Available Amount” and (iv) repayments or prepayments of Long-Term Indebtedness to the extent financed from Excluded Sources.
“Exchange Act” means the United States Securities Exchange Act of 1934.
“Excluded Assets” means any assets of a Loan Party which consists of (a) any asset if, to the extent and for so long as the grant of a Lien thereon to secure the Loan Document Obligations is prohibited by any Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable Requirements of Law), (b) Equity Interests in any Person other than wholly owned Subsidiaries to the extent and for so long as not permitted by the terms of such Subsidiary’s organizational or joint venture documents and (c) the Equity Interests of Lower Fox River Remediation LLC.
“Excluded Sources” means (a) proceeds of any incurrence or issuance of Long-Term Indebtedness, Capital Lease Obligations or Synthetic Lease Obligations, (b) Net Proceeds of any Disposition of assets made in reliance on Sections 6.05(h) or (i) and (c) proceeds of any issuance or sale of Equity Interests in the Borrower.
“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned subsidiary of the Borrower on the Effective Date or, if later, the date it first becomes a Subsidiary, (b) any Subsidiary that is a CFC (and accordingly, in no event shall a CFC be required to enter into any Security Document or pledge any assets hereunder), (c) any Securitization Vehicle, (d) any Subsidiary that is prohibited by applicable law from guaranteeing the Loan Document Obligations,

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(e) any Subsidiary that is prohibited by any contractual obligation existing on the Effective Date or on the date such Subsidiary is acquired (but not entered into in contemplation of the Transactions or such acquisition) from guaranteeing the Loan Document Obligations and (f) any other Subsidiary excused from becoming a Loan Party pursuant to the last paragraph of the definition of the term “Collateral and Guarantee Requirement”; provided that in no event will the Company be an Excluded Subsidiary on or after the Merger Date, and any Subsidiary (including any Subsidiary of the Company on and after the Merger Date) shall cease to be an Excluded Subsidiary at such time as it is a wholly owned Subsidiary of the Borrower and none of clauses (b) through (f) above apply to it.
“Excluded Taxes” means, with respect to any payment made by any Loan Party under this Agreement or any other Loan Document, any of the following Taxes imposed on or with respect to a Recipient: (a) income or franchise Taxes (other than U.S. Federal withholding Taxes) imposed on (or measured by) net or gross income by the United States of America or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction referred to in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any U.S. Federal withholding Taxes resulting from any law in effect (including FATCA) on the date such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to Section 2.17(a).
“Existing Credit Agreement” means the Borrower’s Five-Year Revolving Credit Agreement dated as of March 23, 2006, as amended and restated as of August 6, 2007, as further amended prior to the date hereof, among the Borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.
“Existing Letters of Credit” means the letters of credit previously issued pursuant to the Existing Credit Agreement that (i) are outstanding on the Effective Date and (ii) are listed on Schedule 1.01A.
“Factoring Assets” means any accounts receivable owed to the Borrower or a Subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets (including contract rights) which are of the type customarily transferred in connection with the factoring of accounts receivable and which are sold, transferred or otherwise conveyed by the Borrower or a Subsidiary pursuant to a Factoring Transaction permitted by Section 6.05.
“Factoring Transaction” means any transaction or series of transactions entered into by the Borrower or any Subsidiary pursuant to which the Borrower or such Subsidiary consummates

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a “true sale” of Factoring Assets of the Borrower or such Subsidiary to a non-related third party on market terms as determined in good faith by the senior management of the Borrower or such Subsidiary; provided that (i) such Factoring Transaction is non-recourse to the Borrower, any Subsidiary and the assets of the Borrower and the Subsidiaries, other than any recourse solely attributable to a breach by the Borrower or any such Subsidiary of representations and warranties that are customarily made by a seller in connection with a “true sale” of accounts receivable on a non-recourse basis (and excluding, in any event, any form of credit recourse to the Borrower or any such Subsidiary), and (ii) such Factoring Transaction is consummated pursuant to customary contracts, arrangements or agreements entered into with respect to the “true sale” of Factoring Assets on market terms for similar factoring transactions.
“FATCA” means Sections 1471 through 1474 of the Code, as of August 22, 2011 (including any amended or successor version thereof that is substantially comparable and not materially more onerous to comply with), and any regulations or official interpretations thereof.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Fee Letter” means the Facilities Fee Letter dated July 11, 2011, among the Borrower, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and the other parties to the Commitment Letter.
“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.
“Financing Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount of unfunded liabilities permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from the relevant Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability by the Borrower or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by the Borrower or any

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Subsidiary, or the imposition on the Borrower or any Subsidiary of any fine, excise tax or penalty resulting from any noncompliance with any applicable law.
“Foreign Pension Plan” means any benefit or welfare plan that under applicable law outside of the United States is funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Foreign Pledge Agreement” means a pledge or charge agreement granting a Lien on Equity Interests in a Foreign Subsidiary to secure the Obligations, governed by the law of the jurisdiction of organization of such Foreign Subsidiary and in form and substance reasonably satisfactory to the Administrative Agent.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles in the United States of America, applied in accordance with the consistency requirements thereof, provided, however, that if the Borrower hereafter changes it’s accounting standards in accordance with applicable laws and regulations, including those of the SEC, to adopt International Financial Reporting Standards, GAAP will mean such International Financial Reporting Standards after the effective date of such adoption (it being understood that any such adoption will be deemed to be a change in GAAP for all purposes hereof, including for purposes of Section 1.04).
“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection

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or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee (including for purposes of determining the amount of any Investment associated with such Guarantee) shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which the guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless (in the case of a primary obligation that is not Indebtedness) such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor’s maximum reasonably anticipated contingent liability in respect thereof as determined by the Borrower in good faith.
“Guarantee and Pledge Agreement” means the Guarantee and Pledge Agreement among the Borrower, the other Loan Parties and the Administrative Agent, substantially in the form of Exhibit C-1, together with all supplements thereto.
“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Hedging Agreement.
“Incremental Commitment” means an Incremental Revolving Commitment or an Incremental Term Commitment.
“Incremental Facility” means an Incremental Revolving Facility or an Incremental Term Facility.
“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Term Commitments of any Series or Incremental Revolving Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.21.
“Incremental Lender” means an Incremental Revolving Lender or an Incremental Term Lender.
“Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and

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Section 2.21, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure under such Incremental Facility Agreement.
“Incremental Revolving Facility” means an incremental portion of the Revolving Commitments established hereunder pursuant to an Incremental Facility Agreement providing for Incremental Revolving Commitments.
“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment.
“Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant an Incremental Facility Agreement and Section 2.21, to make Incremental Term Loans of any Series hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Series to be made by such Lender.
“Incremental Term Facility” means an incremental term loan facility established hereunder pursuant to an Incremental Facility Agreement providing for Incremental Term Commitments.
“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.
“Incremental Term Loan” means a Loan made by an Incremental Term Lender to the Borrower pursuant to Section 2.21.
“Incremental Term Maturity Date” means, with respect to Incremental Term Loans of any Series, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Agreement.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services, excluding current accounts payable incurred in the ordinary course of business, (e) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (f) the maximum aggregate amount of all letters of credit and letters of guaranty in respect of which such Person is an account party (x) supporting Indebtedness or (y) obtained for any purpose not in the ordinary course of business, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests,

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(i) all Third Party Interests in respect of Securitizations of such Person or its subsidiaries, (j) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person (if such Person has not assumed such Indebtedness of others, then the amount of Indebtedness of such Person shall be the lesser of (A) the amount of such Indebtedness of others and (B) the fair market value of such property, as reasonably determined by such Person) and (k) all Guarantees by such Person of Indebtedness of others. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Institution” has the meaning set forth in Section 9.03(b).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under this Agreement or any other Loan Document and (b) Other Taxes.
“Indemnitee” has the meaning set forth in Section 9.03(b).
“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by the Borrower or any Subsidiary, including inventions, designs, patents, copyrights, trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other similar data or information, software and databases and all embodiments or fixations thereof and related documentation, all additions, improvements and accessions to any of the foregoing and all registrations for any of the foregoing.
“Interest Coverage Ratio” means, for any Test Period, the ratio of (i) Consolidated EBITDA for such Test Period to (ii) Consolidated Cash Interest Expense for such Test Period.
“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07, which shall be, in the case of any such written request, in the form of Exhibit F or any other form approved by the Administrative Agent.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

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“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on (i) the seventh day thereafter or (ii) the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, if agreed to by each Lender participating therein, nine or twelve months thereafter), as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Interest Periods referred to in clause (ii) above, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period referred to in clause (ii) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness or other obligations of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing a payment or prepayment of in respect of principal of such Investment, but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be the amount determined in accordance with the definition of “Guarantee” herein, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by a Financial Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of (but not any dividends or other distributions in respect of return on the capital of) such Investment, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (A) the cost of all additions thereto and minus (B) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment.

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“Investment Grade Date” means the first date on which the Borrower achieves an Investment Grade Rating.
“Investment Grade Rating” means (a) a corporate credit rating from S&P of at least BBB- with a stable or better outlook at any time when the Borrower is not rated by Moody’s and (b) if the Borrower is rated by both S&P and Moody’s, either (i) a corporate credit rating from S&P of at least BBB- and a corporate family rating from Moody’s of at least Ba1, in each case with a stable or better outlook, or (ii) a corporate family rating from Moody’s of at least Baa3 and a corporate credit rating from S&P of at least BB+, in each case with a stable or better outlook.
“IP Subsidiary” means any Subsidiary that at any time owns any Intellectual Property or rights to Intellectual Property that are material to the business or operations of the Borrower and the Subsidiaries, taken as a whole.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” means (a) JPMorgan Chase Bank, N.A. and (b) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(k)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.05 with respect to such Letters of Credit).
“Junior Indebtedness” means any Indebtedness that is subordinated in right of payment to the Loan Document Obligations.
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate amount of all Letters of Credit that remains available for drawing at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“LC Fee” has the meaning set forth in Section 2.12(b).
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

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“Letter of Credit” means any letter of credit issued pursuant to this Agreement, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.
“Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date.
“Leverage Ratio Increase Amount” means, with respect to any new incurrence of Pension Funding Indebtedness on any date after the Second Amendment Effective Date, the ratio (rounded upwards, if necessary, to the next 1/10), expressed as a decimal, of (a) the aggregate principal amount of such Pension Funding Indebtedness incurred on such date to (b) the greater of (i) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date and (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on March 31, 2012.
“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on the Reuters “LIBOR01” screen displaying British Bankers’ Association Interest Settlement Rates (or on any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance on, in or of such asset, including (i) any agreement to provide any of the foregoing (other than customary agreements in indentures or other instruments governing capital market Indebtedness to provide pari passu security interests in the event Liens are voluntarily granted to secure other capital market Indebtedness) and (ii) any arrangement entered into for the purpose of making particular assets available to satisfy any Indebtedness or other obligation, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or Synthetic Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means this Agreement, the Incremental Facility Agreements, the Collateral Agreement, the other Security Documents, any agreement designating an additional

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Issuing Bank as contemplated by Section 2.05(j) and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(c).
“Loan Document Obligations” has the meaning set forth in the Collateral Agreement.
“Loan Modification Agreement” means a Loan Modification Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.22.
“Loan Modification Offer” has the meaning set forth in Section 2.22(a).
“Loan Parties” means the Borrower and each Subsidiary Loan Party.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.
“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposures and the unused Aggregate Revolving Commitment at such time and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of all Term Loans of such Class outstanding at such time.
“Managing Arranger” means J.P. Morgan Securities LLC, in its capacity as the “left placement” lead arranger and bookrunner for the credit facilities provided for herein.
“Mark-to-Market Pension Accounting” means an accounting methodology, as set forth in Annex A, that records actuarial gains and losses on Plans and Foreign Pension Plans in the year incurred rather than amortizing such gains and losses over time.
“Material Acquisition” means any acquisition, or a series of related acquisitions, of (a) Equity Interests in any Person (other than an existing Subsidiary of the Borrower) if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person (other than an existing Subsidiary of the Borrower); provided that the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $10,000,000.

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“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.
“Material Disposition” means any Disposition, or a series of related Dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Borrower or any Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $10,000,000.
“Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and Guarantees under the Loan Documents), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount of (i) $35,000,000 or more, in the case of Indebtedness or Hedging Agreements of or Guaranteed by the Borrower or any Subsidiary other than a Foreign Subsidiary and (ii) $50,000,000 or more, in the case of Indebtedness or Hedging Agreements of Foreign Subsidiaries that are not Guaranteed by the Borrower or any Subsidiary that is not a Foreign Subsidiary. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Material Subsidiary” means the (i) Company, (ii) each IP Subsidiary, (iii) each Domestic Subsidiary that has become a Designated Subsidiary pursuant to a designation by the Borrower under Section 5.03(b), (iv) any Domestic Subsidiary that directly owns or holds Equity Interests of NCR Manaus or NCR Manaus Holdco or of any Foreign Subsidiary that is a Material Subsidiary, (v) each Domestic Subsidiary (a) the consolidated total assets of which (excluding assets of, and investments in, Foreign Subsidiaries) equal 5% or more of the consolidated total assets of the Borrower (excluding assets of, and investments in, Foreign Subsidiaries) or (b) the consolidated revenues of which (excluding consolidated revenues attributable to Foreign Subsidiaries) account for 5% or more of the consolidated revenues of the Borrower (excluding consolidated revenues attributable to Foreign Subsidiaries), and (vi) any Foreign Subsidiary (a) the consolidated total assets of which equal 5% or more of the consolidated total assets of the Borrower or (b) the consolidated revenues of which accounts for 5% or more of the consolidated revenues of the Borrower, in each case as of the end of or for the most recent period of four consecutive fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Sections 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the Pro Forma Financial Statements); provided that if at the end of or for

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any such most recent period of four consecutive fiscal quarters the combined consolidated total assets or combined consolidated revenues of all Subsidiaries that would not constitute Material Subsidiaries shall exceed 15% of the consolidated total assets of the Borrower or 15% of the consolidated revenues of the Borrower, then one or more of such Subsidiaries shall for all purposes of this Agreement be deemed to be Material Subsidiaries in descending order based on the amounts of their consolidated total assets or consolidated revenues, as the case may be, until such excess shall have been eliminated. For purposes of this definition, the consolidated total assets and consolidated revenues of the Borrower as of any date prior to, or for any period that commenced prior to, the Effective Date shall be determined on a Pro Forma Basis to give effect to the Merger and the Transactions to occur on the Effective Date.
“Maturity Date” means the Term Maturity Date, the Incremental Term Maturity Date with respect to Incremental Term Loans of any Series or the Revolving Maturity Date, as the context requires.
“Maximum Rate” has the meaning set forth in Section 9.13.
“Merger” means the merger of MergerCo with and into the Company in accordance with the terms of the Merger Agreement, with the Company continuing as the surviving corporation in such merger and becoming a wholly-owned Subsidiary of the Borrower.
“Merger Agreement” means the Agreement and Plan of Merger dated as of July 11, 2011, among the Company, the Borrower and MergerCo, together with all definitive schedules, exhibits and other agreements effecting the terms thereof or related thereto.
“Merger Consideration” means the consideration to be paid to the existing option holders and stockholders of the Company for their Equity Interests in the Company in the form of cash in the amounts described in the Merger Agreement.
“Merger Date” means the date on which the Merger is consummated.
“MergerCo” means Ranger Acquisition Corporation, a Georgia corporation and wholly-owned Subsidiary.
“MNPI” means material information concerning the Borrower and the Subsidiaries and their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“NCR Dutch Holdings BV” means NCR Dutch Holdings BV, a Netherlands private company and an indirect wholly owned Subsidiary of the Borrower.

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“NCR Dutch Holdings CV” means NCR Dutch Holdings CV, a Netherlands corporation and an indirect wholly owned Subsidiary of the Borrower.
“NCR Manaus” means NCR BRASIL – INDÚSTRIA DE EQUIPAMENTOS PARA AUTOMAÇÃO LTDA., a Brazilian limited liability company, and, upon and following its conversion to a Brazilian corporation as set forth in the Brazil Transaction Documents, NCR BRASIL – INDÚSTRIA DE EQUIPAMENTOS PARA AUTOMAÇÃO S.A., a Brazilian corporation.
“NCR Manaus Holdco” means (i) NCR Dutch Holdings BV or (ii) any other Foreign Subsidiary that (a) is a direct, wholly owned subsidiary of the Borrower or a Subsidiary Loan Party that has complied with the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” in respect of its Equity Interests and (b) is the only Subsidiary that directly owns or holds any Equity Interest in NCR Manaus.
“Net Proceeds” means, with respect to any event, (a) the cash (which term, for purposes of this definition, shall include cash equivalents) proceeds (including, in the case of any casualty, condemnation or similar proceeding, insurance, condemnation or similar proceeds) received in respect of such event, including any cash received in respect of any noncash proceeds, but only as and when received, net of (b) the sum, without duplication, of (i) all fees and out-of-pocket expenses paid in connection with such event by the Borrower and the Subsidiaries, (ii) in the case of a Disposition (including pursuant to a Sale/Leaseback Transaction or a casualty or a condemnation or similar proceeding) of an asset, (A) the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset and (B) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (B)) attributable to minority interests and not available for distribution to or for the account of the Borrower and the Subsidiaries as a result thereof and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries and the amount of any reserves established by the Borrower and the Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities (other than any earnout obligations) reasonably estimated to be payable and that are directly attributable to the occurrence of such event (as determined reasonably and in good faith by the chief financial officer of the Borrower). For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event.
“Net Working Capital” means, at any date, (a) the accounts receivable and inventory of the Borrower and its consolidated Subsidiaries that are or should be reflected as consolidated current assets on a consolidated balance sheet of the Borrower prepared as of such date in accordance with GAAP (excluding, for the avoidance of doubt, cash, cash equivalents and Permitted Investments) minus (b) the accounts payable, customer deposits and deferred revenues of the Borrower and its consolidated Subsidiaries that are or should be reflected as consolidated current

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liabilities on a consolidated balance sheet of the Borrower prepared as of such date in accordance with GAAP. Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.
“Non-Cash Charges” means any noncash charges, including (a) any write-off for impairment of long lived assets including goodwill, intangible assets and fixed assets such as property, plant and equipment, and investments in debt and equity securities pursuant to GAAP, (b) non-cash expenses resulting from the grant of stock options, restricted stock awards or other equity-based incentives to any director, officer or employee of the Borrower or any Subsidiary (excluding, for the avoidance of doubt, any cash payments of income taxes made for the benefit of any such Person in consideration of the surrender of any portion of such options, stock or other incentives upon the exercise or vesting thereof) and (c) any non-cash charges resulting from the application of purchase accounting; provided that Non-Cash Charges shall not include additions in the ordinary course of business to bad debt reserves or bad debt expense, any non-cash charge in the ordinary course of business that results from the write-down or write-off of inventory and any noncash charge that results from the write-down or write-off in the ordinary course of business of accounts receivable or that is taken in the ordinary course of business in respect of any other item that was included in Consolidated Net Income in a prior period.
“Non-Defaulting Lender” means, at any time, any Revolving Lender that is not a Defaulting Lender at such time.
“Non-Investment Grade Date” means the first date, following an Investment Grade Date, on which the Borrower does not have an Investment Grade Rating.
“Non-Significant Subsidiary” means any Subsidiary that is not a Subsidiary Loan Party or a Material Subsidiary.
“Obligations” has the meaning set forth in the Collateral Agreement.
“Original Agreement” means this Agreement as amended and in effect immediately prior to the amendment and restatement hereof on the Second Amendment Effective Date pursuant to the Second Amendment.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced by, this Agreement, or sold or assigned an interest in this Agreement).
“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other

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Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.19(b)).
“Participant Register” has the meaning set forth in Section 9.04(c).
“Participants” has the meaning set forth in Section 9.04(c)(i).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Pension Funding Indebtedness” means any Indebtedness permitted under Section 6.01 incurred by the Borrower or any Subsidiary on or after the Second Amendment Effective Date to the extent the proceeds of such Indebtedness are used, not later than the 60th day (in respect of contributions to Plans) and not later than the 120th day (in respect of contributions to Foreign Pension Plans) after the receipt of such proceeds (as such time periods may be extended by the Administrative Agent in its sole discretion to accommodate regulatory requirements, obtaining governmental consents or approvals, or obtaining consents or approvals of trustees or plan administrators), to make contributions to one or more Plans and/or Foreign Pension Plans existing on the Second Amendment Effective Date that reduce the amount of then-existing unfunded liabilities of such Plan, Foreign Pension Plan, Plans or Foreign Pension Plans, but excluding in any event any such Indebtedness the proceeds of which are used to fund ongoing annual expenses of any such Plan or Foreign Pension Plan (other than ongoing annual expenses paid out of the assets of any such Plan or Foreign Pension Plan).
“Pension MTM Commencement Quarter” has the meaning set forth in the definition of “Consolidated EBITDA”.
“Perfection Certificate” means a certificate in the form of Exhibit G or any other form approved by the Administrative Agent.
“Permitted Acquisition” means the purchase or other acquisition by the Borrower or any Subsidiary of substantially all the Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person; provided that (i) such purchase or acquisition was not preceded by, or consummated pursuant to, an unsolicited tender offer or proxy contest initiated by or on behalf of the Borrower or any Subsidiary, (ii) all transactions related thereto are consummated in accordance with applicable law, (iii) the business of such Person, or such assets, as the case may be, constitute a business permitted under Section 6.03(b), (iv) with respect to each such purchase or other acquisition, all actions required to be taken with respect to each newly created or acquired Subsidiary or assets in order to satisfy the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” shall have been taken (or arrangements for the taking of such actions satisfactory to the Administrative Agent shall have been made) and (v) at the time of and immediately after giving effect to any such purchase or other acquisition, (A) no Default shall have occurred and be continuing or would result therefrom, (B) the Leverage Ratio calculated on a Pro Forma Basis giving effect to such purchase or acquisition shall be not more than 0.25 less than the then applicable ratio under Section 6.12, if such Permitted Acquisition is consummated prior to the

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Investment Grade Date, or the then applicable ratio under Section 6.12, if such Permitted Investment is consummated after the Investment Grade Date, in each case for the most recent Test Period prior to such time for which financial statements shall have been delivered pursuant to Sections 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the Pro Forma Financial Statements) and (C) the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all the requirements set forth in this definition have been satisfied with respect to such purchase or other acquisition, together with reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (v)(B) above.
“Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.22, providing for an extension of the Maturity Date applicable to the Loans and/or Commitments of the Accepting Lenders and, in connection therewith, (a) a change in the Applicable Rate with respect to the Loans and/or Commitments of the Accepting Lenders and/or (b) a change in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.06;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.06;
(c)    pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws and (ii) in respect of letters of credit, surety bonds, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
(d)    pledges and deposits made (i) to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, surety bonds, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
(e)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

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(f)    banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Borrower or any Subsidiary in excess of those required by applicable banking regulations;
(g)    Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Borrower and the Subsidiaries in the ordinary course of business;
(h)    Liens securing or otherwise arising from judgments not constituting an Event of Default under clause (l) of Article VII; and
(i)    Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement permitted by this Agreement;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness other than Liens referred to in clauses (c) and (d) above securing obligations under letters of credit or bank guarantees.
“Permitted Investments” means Investments in cash equivalents, short-term debt obligations, bank deposits, and other debt and equity securities and obligations that, in each case, constitute “Eligible Securities” under, and otherwise comply with the requirements of, the Borrower’s current policy on cash and investments set forth on Schedule 1.01B hereto.
“Permitted IP Transfer” means (i) by one or a series of related transactions, the sale, grant of licenses (including exclusive licenses), or transfer of ownership rights (including beneficial ownership rights) or rights to use or otherwise exploit in foreign jurisdictions the Intellectual Property of the Company and its Subsidiaries or any other Person acquired by the Borrower after the Second Amendment Effective Date, in each case to NCR (Bermuda) Holdings LTD, or another Foreign Subsidiary complying with the requirements of clause (x) below and for consideration that may include promissory notes payable over a period not in excess of 10 years and (ii) by one or a series of related transactions, the sale, grant of licenses (including exclusive licenses), or transfer of ownership rights (including beneficial ownership rights) or rights to use or otherwise exploit in foreign jurisdictions the Intellectual Property of the Borrower or any Domestic Subsidiary to a Foreign Subsidiary; provided that, in the case of sales under this clause (ii), (a) any such sale is made for cash consideration paid by the acquiring Foreign Subsidiary to the Borrower or such Domestic Subsidiary, as the case may be, at the time of transfer in an amount not less than the fair market value of the Intellectual Property transferred, provided that up to $35,000,000 of such consideration in the aggregate for all Permitted IP Transfers under this clause (ii) can consist of promissory notes that are required to be paid in full not later than the Term Maturity Date and up to $10,000,000 of such consideration can consist of the issuance of Equity Interests of Foreign Subsidiaries and (b) the aggregate, cumulative fair market value of all such transferred Intellectual Property shall not exceed $100,000,000, and provided, further, that in the case of all sales under clause (i) and (ii) of this definition, (x) the acquiring Foreign Subsidiary shall be (A) a Subsidiary

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of up to, but not including 66⅔% (and in any event at least 65%) of the outstanding voting Equity Interests, and all other Equity Interests, of which shall have been pledged pursuant to the Collateral Agreement or, where the Administrative Agent shall have so reasonably requested in accordance with the Collateral and Guarantee Requirement, a Foreign Pledge Agreement or (B) a direct or indirect wholly owned subsidiary of one or more Foreign Subsidiaries of the type described in the preceding clause (A) or Subsidiary Loan Parties, (y) no Liens (other than Permitted Encumbrances) shall exist on any such transferred Intellectual Property at the time of its transfer and (z) any license (including for the avoidance of doubt any license providing for a declining royalty) of such Intellectual Property or of rights to use such Intellectual Property entered into with or Guaranteed by the Borrower or any Subsidiary shall be on arms-length terms no less favorable to the Borrower or such Subsidiary than could be obtained in a transaction with an unaffiliated third party, as determined in good faith by the Borrower.
“Permitted Unsecured Indebtedness” means Indebtedness of the Borrower or any Subsidiary Loan Party that (i) is not secured by any collateral (including the Collateral), (ii) does not mature earlier than, and has a weighted average life to maturity no earlier than, 91 days after the Term Maturity Date, (iii) does not provide for any amortization, mandatory prepayment, mandatory redemption or mandatory repurchase (other than upon a change of control) prior to the date that is 91 days after the Term Maturity Date and (iv) is not guaranteed by any Subsidiary that is not a Subsidiary Loan Party. The term “Permitted Unsecured Indebtedness” shall include the guarantees of Permitted Unsecured Indebtedness by Subsidiaries that are Subsidiary Loan Parties.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan”, as defined in Section 3(3) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA that is sponsored, maintained or contributed to by the Borrower or any of its ERISA Affiliates.
“Platform” has the meaning set forth in Section 9.18(b).
“Pledge Agreement” means the Pledge Agreement among the Borrower, the other Loan Parties and the Administrative Agent, substantially in the form of Exhibit C-2, together with all supplements thereto.
“Pledge Effectiveness Period” means (i) the period commencing on the Effective Date and ending on the first Investment Grade Date thereafter and (ii) each subsequent period commencing on a Non-Investment Grade Date and ending on the next following Investment Grade Date.
“Post-Acquisition Period” means, with respect to the Transactions, any Material Acquisition or any Material Disposition, the period beginning on the date such transaction is consummated (which will be deemed for purposes of this definition to be the Merger Date in the case of the Acquisition) and ending on the last day of the fourth (or in the case of the Acquisition,

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the eighth) full consecutive fiscal quarter immediately following the date on which such transaction is consummated.
“Prepayment Event” means:
(a)    any Disposition (including pursuant to a Sale/Leaseback Transaction or by way of merger or consolidation) of any asset of the Borrower or any Subsidiary, including any sale or issuance to a Person other than the Borrower or any Subsidiary of Equity Interests in any Subsidiary, other than (i) Dispositions described in clauses (a) through (h) of Section 6.05, (ii) the Scheduled Dispositions, (iii) the redemption of preferred stock of NCR Manaus held by NCR Manaus Holdco in accordance with the Brazil Transaction Documents, and (iv) other Dispositions resulting in aggregate Net Proceeds not exceeding (A) $25,000,000 in the case of any single transaction or series of related transactions and (B) $50,000,000 for all such transactions during any fiscal year of the Borrower;
(b)    any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of the Borrower or any Subsidiary other than any resulting in aggregate Net Proceeds not exceeding (A) $25,000,000 in the case of any single transaction or series of related transactions and (B) $50,000,000 for all such transactions during any fiscal year of the Borrower; or
(c)    the incurrence by the Borrower or any Subsidiary of any Indebtedness, other than any Indebtedness permitted to be incurred by Section 6.01.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.
“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, the pro forma increase or decrease in Consolidated EBITDA (including the portion thereof attributable to any assets (including Equity Interests) sold or acquired) projected by the Borrower in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of the assets acquired with the operations of the Borrower and the Subsidiaries or the applicable Disposition, provided that, so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to Consolidated EBITDA, that such cost savings will be realizable during the entirety, or such additional costs, as applicable, will be incurred during the entirety of such Test Period, provided further that any such pro forma increase or decrease to

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Consolidated EBITDA shall be without duplication for cost savings or additional costs already included in Consolidated EBITDA for such Test Period.
“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made and (b) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of (or commencing with) the first day of the applicable period of measurement in such test or covenant: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction (A) in the case of a Material Disposition of all or substantially all Equity Interests in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of the Subsidiaries, shall be excluded, and (B) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (ii) any retirement of Indebtedness, (iii) any Indebtedness incurred or assumed by the Borrower or any of the Subsidiaries in connection therewith and (iv) if any such Indebtedness has a floating or formula rate, such Indebtedness shall be deemed to have accrued an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with (and subject to applicable limitations included in) the definition of Consolidated EBITDA and give effect to operating expense reductions that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment, provided further that (1) except as specified in the applicable provision requiring Pro Forma Compliance, any determination of Pro Forma Compliance required shall be made assuming that compliance with the financial covenants set forth in Sections 6.12 and 6.13 is required with respect to the most recent Test Period prior to such time for which financial statements shall have been delivered pursuant to Sections 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the Pro Forma Financial Statements) and (2) all pro forma adjustments made pursuant to this definition (including all Pro Forma Adjustments) with respect to the Transactions shall be consistent in character and amount with the adjustments reflected in the Pro Forma Financial Statements.
“Pro Forma Financial Statements” has the meaning set forth in Section 3.04(b).
“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.
“Qualified Equity Interests” means Equity Interests of the Borrower other than Disqualified Equity Interests.
“Qualifying Equity Proceeds” means on any date with respect to any expenditure to make a Restricted Payment under Section 6.08(a)(vii) or to make a payment in reliance on Section 6.08(b)(vi), the aggregate amount of Net Proceeds received by the Borrower in respect of sales and

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issuances of its Equity Interests (other than Disqualified Equity Interests and other than sales or issuances to directors, officers and employees) during the 120-day period ending on the date of such expenditure, less the amount of all other expenditures made during such period and on or prior to such date (i) for such purposes in reliance on such receipts of Net Proceeds or (ii) representing the use of such Net Proceeds to make Permitted Acquisitions or other Investments (other than Permitted Investments).
“Recipient” has the meaning set forth in Section 2.17(a).
“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and any reasonable fees, premium and expenses relating to such extension, renewal or refinancing; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness, and such stated final maturity shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the stated final maturity of such Original Indebtedness; (c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the earlier of (i) the maturity of such Original Indebtedness and (ii) the date 180 days after the latest Maturity Date in effect on the date of such extension, renewal or refinancing, provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Indebtedness shall be longer than the shorter of (x) the weighted average life to maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing and (y) the weighted average life to maturity of each Class of the Term Loans remaining as of the date of such extension, renewal or refinancing; (d) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become) an obligor in respect of such Original Indebtedness, and shall not constitute an obligation of the Borrower if the Borrower shall not have been an obligor in respect of such Original Indebtedness, and, in each case, shall constitute an obligation of such Subsidiary or of the Borrower only to the extent of their obligations in respect of such Original Indebtedness; (e) if such Original Indebtedness shall have been subordinated to the Loan Document Obligations, such Refinancing Indebtedness shall also be subordinated to the Loan Document Obligations on terms not less favorable in any material respect to the Lenders; and (f) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Loan Document

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Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent.
“Register” has the meaning set forth in Section 9.04(b)(iv).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, trustees, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.
“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure, outstanding Term Loans and unused Commitments at such time.
“Required Revolving Lenders” means, at any time, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and unused Revolving Commitments at such time.
“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Restored Lender” has the meaning set forth in Section 2.20.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of, or any other return of capital with respect to, any Equity Interests in the Borrower or any Subsidiary.
“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.
“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased or established from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment

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is set forth on Schedule 2.01, or in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments is $700,000,000.
“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and such Lender’s LC Exposure and Swingline Exposure at such time.
“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Exposure.
“Revolving Lender Parent” means, with respect to any Revolving Lender, any Person in respect of which such Lender is a subsidiary.
“Revolving Loan” means a Loan made pursuant to clause (b) of Section 2.01.
“Revolving Maturity Date” means August 22, 2016.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Borrower or any Subsidiary whereby the Borrower or such Subsidiary sells or transfers such property to any Person and the Borrower or any Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates.
“Scheduled Dispositions” means the Dispositions to be effected after the date hereof to the extent set forth in a letter provided to the Administrative Agent prior to the Effective Date, as supplemented by that letter provided to the Administrative Agent prior to the Second Amendment Effective Date.
“Scopus Industrial” means Scopus Industrial S/A, a Brazilian corporation and a wholly owned subsidiary of Scopus Tecnologia.
“Scopus Tecnologia” means Scopus Tecnologia Ltda., a Brazilian limited liability company.
“SEC” means the United States Securities and Exchange Commission.
“Second Amendment” means the Second Amendment dated as of August 22, 2012, among the Borrower, the Lenders party thereto and the Administrative Agent.
“Second Amendment Effective Date” means August 22, 2012.
“Section 956 Impact” means any incremental tax liability resulting or anticipated to result from the application of Section 956 of the Code taking into account repatriation of funds,

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foreign tax credits and other relevant factors, regardless of a CFC’s current or accumulated earning and profits (as defined within Section 312 of the Code).
“Secured Parties” has the meaning set forth in the Collateral Agreement.
“Securities Act” means the United States Securities Act of 1933.
“Securitization” means any transaction or series of transactions entered into by the Borrower or Subsidiaries pursuant to which the Borrower or such Subsidiaries sell, convey or otherwise transfer to a Securitization Vehicle Securitization Assets owned by them, and which Securitization Vehicle finances the acquisition of such Securitization Assets (i) with proceeds from the issuance of Third Party Interests, (ii) with Sellers’ Retained Interests or (iii) with proceeds from the sale or collection of Securitization Assets previously purchased by such Securitization Vehicle, in each case in a manner that does not result in the incurrence by the Borrower or the Subsidiaries of any other Indebtedness, including in respect of Guarantees, with recourse to the Borrower, the Subsidiaries or their assets (other than recourse solely against the Borrower’s or such Subsidiaries’ retained interest in the limited purpose financing vehicle which finances the acquisition of the relevant financial assets and cash flows or residual values related thereto).
“Securitization Assets” means any accounts receivable owed to the Borrower or a Subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets (including contract rights) which are of the type customarily transferred in connection with securitizations of accounts receivable and which are sold, transferred or otherwise conveyed by the Borrower or such Subsidiary to a Securitization Vehicle in connection with a Securitization permitted by Section 6.05.
“Securitization Vehicle” means (i) a Person that is a wholly owned, bankruptcy remote Subsidiary formed for the purpose of effecting one or more Securitizations and to which the Borrower or Subsidiaries transfer Securitization Assets and which, in connection therewith, issues Third Party Interests and (ii) any special purpose Subsidiary formed for the sole purpose of purchasing Securitization Assets from the Borrower and other Subsidiaries in transactions intended to be “true sales” and selling such Securitization Assets to a Securitization Vehicle of the type referred to in clause (i); provided that any such Securitization Vehicle shall engage in no business other than the purchase of Securitization Assets pursuant to Securitizations permitted by Section 6.05, the issuance of Third Party Interests or other funding of such Securitizations and activities reasonably related thereto.
“Security Documents” means the Collateral Agreement, the Foreign Pledge Agreements and each other security agreement or other instrument or document executed and delivered pursuant to Sections 5.03 or 5.12 to secure the Obligations.
“Sellers’ Retained Interests” means the debt or equity interests held by a Subsidiary in a Securitization Vehicle to which Securitization Assets have been transferred in a Securitization

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permitted by Section 6.05, including any such debt or equity received in consideration for the Securitization Assets transferred.
“Series” has the meaning set forth in Section 2.21(b).
“Specified Representations” means the following: (a) such of the representations made by the Company with respect to the Company in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that the accuracy of any such representation is an express condition to the Borrower’s obligations to accept shares under the Tender Offer or the Borrower has the right to terminate the Merger Agreement as a result of the failure of such representations in the Merger Agreement to be accurate and (b) the representations set forth in Section 3.01 and Section 3.02 (in each case related to the entering into and performance of the Loan Documents), Section 3.08, Section 3.12 (as of the Effective Date after giving effect to the Transactions to occur on the Effective Date), Section 3.14 (subject to the proviso contained in Section 4.01(f)), Section 3.15 and Section 3.16.
“Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness or Restricted Payment that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subordinated Indebtedness” of any Person means any Indebtedness of such Person that is subordinated in right of payment to any other Indebtedness of such Person.
“Subsequent Maturity Date” has the meaning set forth in Section 2.05(c).
“subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other Person (i) of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

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“Subsidiary” means any subsidiary of the Borrower.
“Subsidiary Loan Party” means each Subsidiary that is a party to the Collateral Agreement.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.
“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.
“Swingline Loan” means a Loan made pursuant to Section 2.04.
“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of real or personal property, or a combination thereof, (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee is deemed to own the property so leased for U.S. Federal income tax purposes, other than any such lease under which such Person is the lessor.
“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease (determined, in the case of a Synthetic Lease providing for an option to purchase the leased property, as if such purchase were required at the end of the term thereof) that would appear on a balance sheet of such Person prepared in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations. For purposes of Section 6.02, a Synthetic Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.
“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tender Consideration” means the cash consideration to be paid to stockholders of the Company for their shares of common stock of the Company that have been tendered to MergerCo in the Tender Offer and are accepted for payment in the Tender Offer in accordance with the provisions of the Merger Agreement.
“Tender Offer” means the tender offer made by the MergerCo to purchase shares of common stock of the Company in accordance with the terms and conditions of the Merger Agreement.
“Term Availability Period” means the period from and including the Effective Date to the earlier of the Term Commitment Expiration Date and the date of termination of the Term Commitments.

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“Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The initial aggregate amount of the Lenders’ Term Commitments is $700,000,000.
“Term Commitment Expiration Date” means (i) if the Borrower and MergerCo have accepted for payment in the Tender Offer on the Effective Date a number of shares of common stock of the Company which, when combined with the number of shares of common stock of the Company that MergerCo could then acquire pursuant to the exercise of the Top-Up Option, would equal or exceed 90% of the outstanding shares of common stock of the Company, the Effective Date and (ii) otherwise, the date that is the earlier of the Merger Date and the 90th day after the Effective Date (or if such day is not a Business Day, the immediately preceding Business Day).
“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.
“Term Loan” means a Loan made pursuant to clause (a) of Section 2.01.
“Term Maturity Date” means August 22, 2016.
“Test Period” means, at any date of determination, the period of four consecutive fiscal quarters of the Borrower then last ended.
“Third Party Interests” means, with respect to any Securitization, notes, bonds or other debt instruments, beneficial interests in a trust, undivided ownership interests in receivables or other securities issued for cash consideration by the relevant Securitization Vehicle to banks, financing conduits, investors or other financing sources (other than the Borrower and the Subsidiaries) the proceeds of which are used to finance, in whole or in part, the purchase by such Securitization Vehicle of Securitization Assets in a Securitization. The amount of any Third Party Interests at any time shall be deemed to equal the aggregate principal, stated or invested amount of such Third Party Interests which are outstanding at such time.
“Top-Up Consideration” means the Top-Up Note.
“Top-Up Note” means the promissory note to be delivered by the Borrower to the Company in payment for Top-Up Shares acquired by MergerCo upon exercise of the Top-Up Option in accordance with the terms and conditions of the Merger Agreement.
“Top-Up Option” means the option granted under the Merger Agreement for MergerCo to acquire Top-Up Shares as provided therein.

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“Top-Up Shares” means any shares of common stock of the Company acquired by MergerCo pursuant to the exercise of the Top-Up Option in accordance with the terms of the Merger Agreement.
“Transaction Costs” means the fees and expenses incurred in connection with the Transactions.
“Transactions” means the Acquisition and the Financing Transactions.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“Unrestricted Cash” means, as of any date, unrestricted cash and cash equivalents owned by the Borrower and the Subsidiaries that are not, and are not presently required under the terms of any agreement or other arrangement binding on the Borrower or any Subsidiary on such date to be, (a) pledged to or held in one or more accounts under the control of one or more creditors of the Borrower or any Subsidiary (other than to secure the Loan Document Obligations), (b) otherwise segregated from the general assets of the Borrower and the Subsidiaries, in one or more special accounts or otherwise, for the purpose of securing or providing a source of payment for Indebtedness or other obligations that are or from time to time may be owed to one or more creditors of the Borrower or any Subsidiary (other than to secure the Loan Document Obligations) or (c) held by a Subsidiary that is not wholly-owned or that is subject to restrictions (in the case of foreign laws or approvals of foreign Governmental Authorities applicable to Foreign Subsidiaries, of which the Borrower has actual knowledge) on its ability to pay dividends or distributions, provided that Unrestricted Cash on any date will include the pro rata share (based on their relative holdings of Equity Interests entitled to dividends and distributions) of the Borrower and its wholly-owned Subsidiaries of the Unrestricted Cash of any non-wholly Subsidiary not subject to such restrictions. It is agreed that cash and cash equivalents held in ordinary deposit or security accounts and not subject to any existing or contingent restrictions on transfer by the Borrower or a Subsidiary will not be excluded from Unrestricted Cash by reason of setoff rights or other Liens created by law or by applicable account agreements in favor of the depositary institutions or security intermediaries. For the avoidance of doubt, “Unrestricted Cash” shall exclude all proceeds of the Loans hereunder and investments made therewith required by Section 5.11(b) to be held in accounts with the Administrative Agent, an Arranger or a banking Affiliate of an Arranger pending the Merger, and, on each occasion when the amount of Unrestricted Cash is to be determined in respect of any transaction (other than for purposes of Section 2.01), such amount shall not include the amount of the proceeds of any Indebtedness then being issued or any cash or cash equivalents to be received or to be used in such transaction.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Certificate” has the meaning set forth in Section 2.17(f)(ii)(D)(2).

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“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.
“wholly-owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party or the Administrative Agent.
SECTION 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan” or “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Loan” or “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan” or “Eurocurrency Revolving Borrowing”).
SECTION 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

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SECTION 1.04.    Accounting Terms; GAAP; Pro Forma Calculations. i. Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that (i) if the Borrower, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent or the Required Lenders, by notice to the Borrower, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), or under any similar accounting standard, to value any Indebtedness of the Borrower or any Subsidiary at “fair value” or any similar valuation standard, as defined therein. For purposes of the foregoing, any change by the Borrower in its accounting principles and standards to adopt International Financial Reporting Standards, regardless of whether required by applicable laws and regulations, will be deemed a change in GAAP.
(a)    For purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Material Acquisition or Material Disposition occurs, Consolidated EBITDA, the Leverage Ratio and Interest Coverage Ratio shall be calculated with respect to such period and with respect to such Material Acquisition or Material Disposition on a Pro Forma Basis.
Notwithstanding the foregoing, none of the Borrower, the Administrative Agent and the Required Lenders may give a notice requesting any amendment pursuant to clause (i) of the proviso to the first sentence of this Section in respect of the proposed or actual adoption by the Borrower of Mark-to-Market Pension Accounting as permitted by Accounting Standards Codification (ASC) 715-30, unless the accounting principles or application thereof proposed to be adopted or adopted, as the case may be, or the consequences of such adoption, differ materially from those described in the definition of “Mark-to-Market Pension Accounting” herein, including the description set forth in Annex A.
SECTION 1.05.    Effectuation of Transactions. All references herein to the Borrower and the Subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of the Borrower and the other Loan Parties contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Merger and the other Transactions to occur on the Effective Date, unless the context otherwise requires.
SECTION 1.06.    Status of Obligations. In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower

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shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Loan Document Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Loan Document Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” under and in respect of any indenture or other agreement or instrument under which such other Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
ARTICLE II

The Credits
SECTION 2.01.    Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Term Loan to the Borrower on the Effective Date and to make Term Loans to the Borrower after the Effective Date during the Term Availability Period in an aggregate principal amount not exceeding its Term Commitment and (b) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment; provided that Revolving Loans may be borrowed on the Effective Date to pay the Acquisition Consideration then payable, refinance Indebtedness and amounts then owed under the Existing Credit Agreement and pay Transaction Costs then payable only if the entire amount of the Term Commitments have been drawn on such date. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.
SECTION 2.02.    Loans and Borrowings. ii. Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(a)    Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings unless the Borrower shall have given the notice required for a Eurocurrency Borrowing under Section 2.03 and provided an indemnity letter, in form and substance reasonably satisfactory to the Administrative Agent, extending the benefits of Section 2.16 to Lenders in respect of such Borrowings. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such

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Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(b)    At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that a Eurocurrency Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that a Swingline Loan may be in an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 (or such greater number as may be agreed to by the Administrative Agent) Eurocurrency Borrowings outstanding.
(c)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue, any Eurocurrency Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.
SECTION 2.03.    Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any Eurocurrency Borrowing to be made on the Effective Date, such shorter period of time as may be agreed to by the Administrative Agent) or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of an executed written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    whether the requested Borrowing is to be a Term Borrowing, an Incremental Term Borrowing of a particular Series or a Revolving Borrowing;
(ii)    the aggregate amount of such Borrowing;
(iii)    the date of such Borrowing, which shall be a Business Day;
(iv)    whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

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(v)    in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(vi)    the location and number of the account of the Borrower to which funds are to be disbursed or, in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of seven days’ duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04.    Swingline Loans. iii. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of the outstanding Swingline Loans exceeding $75,000,000 or (ii) the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment; provided that the Swingline Lender shall not be required to, but may, make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
(a)    To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone not later than 3:00 p.m., New York City time, on the day of the proposed Swingline Loan. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of an executed written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan and the location and number of the account of the Borrower to which funds are to be disbursed or, in the case of any Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that has made such LC Disbursement. Promptly following the receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise the Swingline Lender of the details thereof. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a wire transfer to the account specified in such Borrowing Request or to the applicable Issuing Bank, as the case may be, by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.
(b)    The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of the Swingline Loans in which Revolving Lenders will be required to participate. Promptly upon receipt of such notice, the

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Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees to pay, upon receipt of notice as provided above, to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that, in making any Swingline Loan, the Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 4.02. Each Revolving Lender further acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other Person on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not constitute a Loan and shall not relieve the Borrower of its obligation to repay such Swingline Loan.
SECTION 2.05.    Letters of Credit. iv. General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or, so long as the Borrower is a joint and several co-applicant with respect thereto, the account of any Subsidiary, denominated in dollars and in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any Subsidiary as provided in the first sentence of this paragraph, it will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit. Each Existing Letter of Credit shall be deemed, for all purposes of this Agreement (including paragraphs (d) and (f) of this Section), to be a Letter of Credit issued hereunder for the account of the Borrower. Notwithstanding anything contained in any letter of credit application furnished to any Issuing Bank in connection with the issuance of any Letter of Credit, (i) all provisions of such letter of credit application purporting to grant liens

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in favor of the Issuing Bank to secure obligations in respect of such Letter of Credit shall be disregarded, it being agreed that such obligations shall be secured to the extent provided in this Agreement and in the Security Documents, and (ii) in the event of any inconsistency between the terms and conditions of such letter of credit application and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.
(a)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent, reasonably in advance of the requested date of issuance, amendment, renewal or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any such request. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon each issuance, amendment, renewal or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure will not exceed $300,000,000 and (ii) the Aggregate Revolving Exposure will not exceed the Aggregate Revolving Commitment. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof required under paragraph (l) of this Section.
(b)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that any Letter of Credit may contain customary automatic renewal provisions agreed upon by the Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such renewal from occurring by giving notice to the beneficiary in advance of any such renewal; and provided further that if there exist any Incremental Revolving Commitments having a maturity date later than the Revolving Maturity Date (the “Subsequent Maturity Date”), then, so long as the aggregate LC Exposure in respect of Letters of Credit expiring after the Revolving Maturity Date will not exceed the lesser of $50,000,000 and the aggregate amount of such Incremental Revolving Commitments, the Borrower may request the issuance of a Letter of Credit that shall expire at or prior to the close of business on the earlier of (A) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five Business Days prior to the Subsequent Maturity Date. Notwithstanding the foregoing, any Letter of Credit issued hereunder may, in the sole discretion of

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the applicable Issuing Bank, expire after the fifth Business Day prior to the Revolving Maturity Date (or the Subsequent Maturity Date) but on or before the date that is 90 days after the Revolving Maturity Date (or the Subsequent Maturity Date), provided that the Borrower hereby agrees that it shall provide cash collateral in an amount equal to 102% of the LC Exposure in respect of any such outstanding Letter of Credit to the applicable Issuing Bank at least five Business Days prior to the Revolving Maturity Date (or Subsequent Maturity Date, if applicable), which such amount shall be (A) deposited by the Borrower in an account with and in the name of such Issuing Bank and (B) held by such Issuing Bank for the satisfaction of the Borrower’s reimbursement obligations in respect of such Letter of Credit until the expiration of such Letter of Credit. Any Letter of Credit issued with an expiration date beyond the fifth Business Day prior to the Revolving Maturity Date (or the Subsequent Maturity Date, as applicable) shall, to the extent of any undrawn amount remaining thereunder on the Revolving Maturity Date (or the Subsequent Maturity Date, if applicable), cease to be a “Letter of Credit” outstanding under this Agreement for purposes of the Revolving Lenders’ obligations to participate in Letters of Credit pursuant to clause (d) below.
(c)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or any Revolving Lender, the Issuing Bank that is the issuer thereof hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank under such Letter of Credit and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 4.02.
(d)    Disbursements. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit and shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by hand delivery or facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

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(e)    Reimbursements. If an Issuing Bank shall make an LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that, if the amount of such LC Disbursement is not less than $5,000,000 or $1,000,000, respectively, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Sections 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or a Swingline Loan, respectively, and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to reimburse any LC Disbursement by the time specified above, the Administrative Agent shall notify each Revolving Lender of such failure, the payment then due from the Borrower in respect of the applicable LC Disbursement and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the amount then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for an LC Disbursement (other than the funding of an ABR Revolving Borrowing or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section is absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any other act, failure to act or other event or circumstance;

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provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement in full, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.
(h)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, a Majority in Interest of the Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (i) or (j) of Article VII. The Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.11(b) or 2.20. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made as mutually agreed by the Administrative Agent and the Borrower and at the

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Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of a Majority in Interest of the Revolving Lenders), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Aggregate Revolving Exposure would not exceed the Aggregate Revolving Commitment and no Default shall have occurred and be continuing.
(i)    Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrower, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.
(j)    Termination of an Issuing Bank. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.
(k)    Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii)

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reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
(l)    LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.
SECTION 2.06.    Funding of Borrowings. v. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly remitting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request or, in the case of ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), to the Issuing Bank specified by the Borrower in the applicable Borrowing Request.
(a)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Revolving Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

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SECTION 2.07.    Interest Elections. vi. Each Revolving Borrowing and Term Borrowing initially shall be of the Type and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
(a)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of an executed written Interest Election Request. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and
(iv)    if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of seven days’ duration.
(b)    Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.
(c)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing

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shall (i) in the case of a Term Borrowing, be continued as a Eurocurrency Borrowing for an additional Interest Period of seven days or (ii) in the case of a Revolving Borrowing, be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default under clause (i) or (j) of Article VII has occurred and is continuing with respect to the Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of Lenders of any Class, has notified the Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing of such Class may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing of such Class shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.08.    Termination and Reduction of Commitments. vii. Unless previously terminated, (i) the Term Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Term Commitment Expiration Date and (ii) the Revolving Commitments shall automatically terminate on the Revolving Maturity Date.
(a)    The Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans or Swingline Loans in accordance with Section 2.11, the Aggregate Revolving Exposure would exceed the Aggregate Revolving Commitment.
(b)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Revolving Commitments under paragraph (b) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
SECTION 2.09.    Repayment of Loans; Evidence of Debt. viii. The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or

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last day of a calendar month and is at least four Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.
(a)    The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Borrower in respect of the Loans, LC Disbursements, interest and fees due or accrued hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.
(b)    Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.10.    Amortization of Term Loans. ix. The Borrower shall repay Term Borrowings on the last day of each December, March, June and September, beginning with March 31, 2013 and ending with the last such day to occur prior to the Term Maturity Date, and on the Term Maturity Date, in an aggregate principal amount for each such date equal to the amount set forth opposite such date in the table below (as such amount may be adjusted pursuant to the next following sentence and paragraph (c) of this Section):

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Schedule Repayment Date	Repayment Amount

March 31, 2013	$ 17,500,000
June 30, 2013	17,500,000
September 30, 2013	17,500,000
December 31, 2013	17,500,000
March 31, 2014	17,500,000
June 30, 2014	17,500,000
September 30, 2014	17,500,000
December 31, 2014	17,500,000
March 31, 2015	17,500,000
June 30, 2015	17,500,000
September 30, 2015	17,500,000
December 31, 2015	17,500,000
March 31, 2016	17,500,000
June 30, 2016	17,500,000
Term Maturity Date	455,000,000

Notwithstanding the foregoing, if the aggregate principal amount of the Term Loans borrowed on or prior to the Term Commitment Expiration Date is less than $700,000,000, then the scheduled amortization payments in the table above will be automatically reduced on a pro rata basis by multiplying such amounts by a percentage, the numerator of which is the aggregate amount of such Term Loan Borrowings so made and the denominator of which is $700,000,000. The Borrower shall repay Incremental Term Loans of any Series in such amounts and on such date or dates as shall be specified therefor in the Incremental Facility Agreement establishing the Incremental Term Commitments of such Series (as such amounts may be adjusted pursuant to paragraph (c) of this Section or pursuant to such Incremental Facility Agreement).
(a)    To the extent not previously paid, (i) all Term Loans shall be due and payable on the Term Maturity Date and (ii) all Incremental Term Loans of any Series shall be due and payable on the Incremental Term Maturity Date applicable thereto.
(b)    Any prepayment of a Term Borrowing of any Class shall be applied, first, in direct order to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section during the next eight fiscal quarters following the date of such prepayment, and, then, to reduce the remaining subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section ratably based on the amount of such scheduled repayments; provided that any prepayment of a Term Borrowing of any Class made pursuant to Section 2.11(a) shall be applied to reduce the subsequent scheduled repayments of Term Borrowings of such Class to be made pursuant to this Section as directed by the Borrower. In the event that Term Loans of any Class are converted into a new Class of Term Loans pursuant to a Permitted Amendment effected pursuant to Section 2.22, then the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section will not be reduced or

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otherwise affected by such transaction (except to the extent that the final scheduled payment shall be reduced thereby).
(c)    Prior to any repayment of any Term Borrowings of any Class under this Section, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Term Borrowing shall be applied ratably to the Loans included in the repaid Term Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amounts repaid.
SECTION 2.11.    Prepayment of Loans. x. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.
(a)    In the event and on each occasion that the Aggregate Revolving Exposure exceeds the Aggregate Revolving Commitment, the Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.05(i)) in an aggregate amount equal to such excess.
(b)    In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, on the day such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (a) or (b) of the definition of the term “Prepayment Event”, within three Business Days after such Net Proceeds are received), prepay Term Borrowings in an amount equal to such Net Proceeds; provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Borrower shall, prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower to the effect that the Borrower intends to cause the Net Proceeds from such event (or a portion thereof specified in such certificate) to be applied within one year after receipt of such Net Proceeds to acquire, repair or restore assets to be used or useful in the business of the Borrower or the Domestic Subsidiaries (or in the case of Prepayment Events of Foreign Subsidiaries, of any Subsidiaries), or to consummate any Permitted Acquisition of Persons that will become, or assets that will be held by, Domestic Subsidiaries (or in the case of Prepayment Events of Foreign Subsidiaries, that will become Subsidiaries or be held by any Subsidiaries) permitted hereunder (but not of other Persons), and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds from such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of such one-year period (or within a period of 90 days thereafter if by the end of such initial one-year period the Borrower or one or more Domestic Subsidiaries (or, to the extent permitted above, Foreign Subsidiaries) shall have entered into an agreement with a third party to acquire, repair or restore such assets, or to consummate such Permitted Acquisition, with such Net Proceeds), at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so applied, provided that the Borrower shall not be

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permitted to make elections pursuant to the immediately preceding proviso with respect to Net Proceeds in excess of $100,000,000 in the aggregate in any fiscal year.
(c)    [Reserved.]
(d)    In the event and on each occasion that, as a result of the receipt of any cash proceeds by the Borrower or any Subsidiary in connection with any Disposition of any asset or any other event, the Borrower or any other Loan Party would be required by the terms of any Indebtedness that is Subordinated Indebtedness with respect to the Loan Document Obligations (or any Refinancing Indebtedness in respect thereof) to repay, prepay, redeem, repurchase or defease, or make an offer to repay, prepay, redeem, repurchase or defease, any such Subordinated Indebtedness (or such Refinancing Indebtedness) or any other Subordinated Indebtedness, then, prior to the time at which it would be required to make such repayment, prepayment, redemption, repurchase or defeasance or to make such offer, the Borrower shall, if and to the extent it would reduce, eliminate or satisfy any such requirement, (i) prepay Term Borrowings or (ii) use such cash proceeds to acquire assets in one or more transactions permitted hereby.
(e)    Prior to any optional or mandatory prepayment of Borrowings under this Section, the Borrower shall specify the Borrowing or Borrowings to be prepaid in the notice of such prepayment delivered pursuant to paragraph (g) of this Section. In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class are outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated among the Term Borrowings pro rata based on the aggregate principal amounts of outstanding Borrowings of each such Class.
(f)    The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by hand delivery or facsimile) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 3:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that (A) if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08 and (B) a notice of prepayment of Term Borrowings pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that

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would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 together with any additional amounts required pursuant to Section 2.16.
(g)    Notwithstanding the foregoing, in the event that any portion of any Foreign Source Prepayment attributable to any Foreign Subsidiary cannot be made when due other than with the proceeds of a dividend from such Foreign Subsidiary (or of a dividend from another Foreign Subsidiary of which the first Foreign Subsidiary is a direct or indirect subsidiary) that would result in a material tax liability to the Borrower, then the requirement to make a prepayment with such portion shall be deferred until such time as such prepayment can be made with funds of the Borrower and the Subsidiaries that are available without resort to such a dividend. “Foreign Source Prepayment” means, for any Foreign Subsidiary, any Net Proceeds arising from a Prepayment Event under paragraph (a), (b) or (c) of the definition of Prepayment Event in respect of any asset of such Foreign Subsidiary.
SECTION 2.12.    Fees. xi. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee which shall accrue at the Applicable Rate on the daily unused amount of the Revolving Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees in respect of the Revolving Commitments shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. In addition, if the Term Commitments have not expired or been terminated in full on the Effective Date, the Borrower will pay to the Administrative Agent for the account of each Term Lender a commitment fee which shall accrue at the rate of 0.375% per annum on the daily unused amount of the Term Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Term Commitment terminates, payable in full on the date of such termination. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees in respect of the Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).
(a)    The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank on the average daily amount of the LC

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Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. In addition, if, as contemplated by Section 2.05(c), any Letter of Credit is cash collateralized and remains outstanding after the Revolving Maturity Date (or Subsequent Maturity Date, as the case may be), the Borrower will pay a fee (an “LC Fee”) to the Issuing Bank in respect of such Letter of Credit which shall accrue at the Applicable Rate that would be used to determine the interest rate applicable to Eurocurrency Revolving Loans (assuming such Loans were outstanding during such period) on the daily amount of the LC Exposure attributable to such Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Revolving Maturity Date (or Subsequent Maturity Date, as the case may be) but excluding the date on which such Issuing Bank ceases to have any LC Exposure in respect of such Letter of Credit. Participation fees, fronting fees and other fees payable to an Issuing Bank in respect of its Letters of Credit accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees (other than LC Fees) shall be payable on the date on which the Revolving Commitments terminate and any such fees, including LC Fees, accruing after the date on which the Revolving Commitments terminate shall be payable on demand and, in the case of LC Fees and fronting fees accruing after the Revolving Maturity Date (or Subsequent Maturity Date, as applicable), on the date on which the relevant Issuing Bank ceases to have LC Exposure in respect of the Letter of Credit in respect of which such fees are payable. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees, LC Fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(c)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.
SECTION 2.13.    Interest. xii. The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(a)    The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

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(b)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.
(c)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of a Revolving Loan, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(d)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(e)    If as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason (excluding for the avoidance of doubt any restatement of or other adjustment to the financial statements of the Borrower with respect to the initial adoption by the Borrower of Mark-to-Market Pension Accounting as described in Annex A), the Borrower or the Administrative Agent determines that (i) the Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in a higher Applicable Rate for any period, the Borrower shall be obligated to pay to the Administrative Agent, for the accounts of the applicable Lenders and Issuing Banks, promptly on demand by the Administrative Agent (or after the occurrence of any Event of Default under Article VII (i) or (j) with respect to the Borrower, automatically and without further action by the Administrative Agent, any Lender or any Issuing Bank) an amount equal to the excess of the interest and fees (including participation fees with respect to Letters of Credit and LC Fees, as applicable) that should have been paid for such period over the amount of interest and fees actually paid for such period. The Borrower’s obligations under this paragraph (f) shall survive the termination of the Commitments and the repayment of the other Obligations hereunder for a period of 90 days.
SECTION 2.14.    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing of any Class:

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(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or
(b)    the Administrative Agent is advised by a Majority in Interest of the Lenders of such Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Eurocurrency Borrowing for such Interest Period;
then the Administrative Agent shall give notice (which may be telephonic) thereof to the Borrower and the Lenders of such Class as promptly as practicable and, until the Administrative Agent notifies the Borrower and the Lenders of such Class that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Borrowing of such Class as, a Eurocurrency Borrowing shall be ineffective, and such Borrowing shall be continued as an ABR Borrowing and (ii) any Borrowing Request for a Eurocurrency Borrowing of such Class shall be treated as a request for an ABR Borrowing.
SECTION 2.15.    Increased Costs. xiii. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate);
(ii)    impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes and (C) Other Connection Taxes on gross or net income, profits or revenue (including value-added or similar Taxes)) on its loans, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan), to increase the cost to such Lender, Issuing Bank or other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered.

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(b)    If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has had or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.16.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert or continue any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto, (d) the failure to prepay any Eurocurrency Loan on a date specified therefor in any notice of prepayment given by the Borrower (whether or not such notice may be revoked in accordance with the terms hereof) or (e) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or pursuant to Section 2.21(e), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the

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then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender delivered to the Borrower and setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.17.    Taxes. xiv. Withholding of Taxes; Gross-Up. Each payment by a Loan Party under this Agreement or any other Loan Document, whether to the Administrative Agent, any Lender or Issuing Bank or any other Person to which any such payment is owed (each of the foregoing being referred to as a “Recipient”), shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.
(a)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(b)    Evidence of Payment. As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority pursuant to this Agreement, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(c)    Indemnification by the Loan Parties. The Loan Parties shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with this Agreement (including amounts paid or payable under this paragraph) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this paragraph shall be paid within 20 days after the Recipient delivers to any Loan Party a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing in reasonable detail the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.
(d)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender

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that are paid or payable by the Administrative Agent in connection with this Agreement and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this paragraph shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
(e)    Status of Lenders. 1. Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (A) through (E) of paragraph (f)(ii) below) shall not be required if in the Lender’s judgment such completion, execution or submission would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f). If any form or certification previously delivered pursuant to this Section 2.17(f) expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so. Notwithstanding any other provision of this paragraph, a Lender shall not be required to deliver any form pursuant to this paragraph that it is not legally able to deliver.
(i)    Without limiting the generality of the foregoing, each Lender shall, if it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as is reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:
(A)    in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States of America is a party (1) with respect to payments of interest under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of,

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U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(C)    in the case of a Foreign Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States of America, IRS Form W-8ECI;
(D)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, both (1) IRS Form W 8BEN and (2) a certificate substantially in the form of Exhibit I-1, Exhibit I-2, Exhibit I-3 or Exhibit I-4 (each, a “U.S. Tax Certificate”), as applicable, to the effect that such Lender is not (x) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (y) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (z) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code;
(E)    in the case of a Foreign Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender), (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided that if such Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or
(F)    any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax, together with such supplementary documentation as shall be necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.
(ii)    If a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(iii), the term “FATCA” shall include any amendments made to FATCA after August 22, 2011.

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(f)    Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including additional amounts paid pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such Recipient, shall repay to such Recipient the amount paid to such Recipient pursuant to the prior sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any Recipient be required to pay any amount to any indemnifying party pursuant to this paragraph if such payment would place such Recipient in a less favorable position (on a net after-Tax basis) than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)    Issuing Bank. For purposes of Sections 2.17(e) and 2.17(f), the term “Lender” shall include each Issuing Bank.
SECTION 2.18.    Payments Generally; Pro Rata Treatment; Sharing of Setoffs. xv. The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except that payments required to be made directly to any Issuing Bank or the Swingline Lender shall be so made, payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.
(a)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied towards payment of the amounts then due hereunder ratably among the parties entitled thereto, in accordance with the amounts then due to such parties.

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(b)    Except to the extent that this Agreement provides for payments to be disproportionately allocated to or retained by a particular Lender or group of Lenders (including in connection with the payment of interest or fees at different rates and the repayment of principal amounts of Term Loans at different times as a result of Permitted Amendments effected under Section 2.22), each Lender agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any Person that is an Eligible Assignee (as such term is defined from time to time). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(c)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)    If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent, any Issuing Bank or the Swingline Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied

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obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to Sections 2.04(c), 2.05(d), 2.05(f), 2.06(b), 2.18(c), 2.18(d) and 9.03(c), in each case in such order as shall be determined by the Administrative Agent in its discretion.
SECTION 2.19.    Mitigation Obligations; Replacement of Lenders. xvi. If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable out of pocket costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.
(a)    If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender has become a Defaulting Lender or (iv) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Required Lenders (or, in circumstances where Section 9.02 does not require the consent of the Required Lenders, a Majority in Interest of the Lenders of the affected Class) shall have granted their consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a failure to provide a consent, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and, if applicable, participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (D) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as

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a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.
SECTION 2.20.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:
(a)    commitment fees shall cease to accrue on the unused amount of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(b)    the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;
(c)    if any Swingline Exposure or LC Exposure exists at the time such Revolving Lender becomes a Defaulting Lender then:
(i)    all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (with the term “Applicable Percentage” meaning, with respect to any Lender for purposes of reallocations to be made pursuant to this paragraph (c), the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at the time of such reallocation calculated disregarding the Revolving Commitments of the Defaulting Lenders at such time) but only to the extent that the sum of all Non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the sum of all Non-Defaulting Lenders’ Revolving Commitments;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (A) first, prepay the portion of such Defaulting Lender’s Swingline Exposure that has not been reallocated and (B) second, cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure that has not been reallocated in accordance with the procedures set forth in Section 2.05(i) for so long as such LC Exposure is outstanding;

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(iii)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)    if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted to give effect to such reallocation; and
(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(d)    so long as such Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless in each case it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Swingline Exposure or LC Exposure, as applicable, will be fully covered by the Revolving Commitments of the Non-Defaulting Lenders and/or cash collateral provided by the Borrower in accordance with Section 2.20(c), and participating interests in any such funded Swingline Loan or in any such issued, amended, reviewed or extended Letter of Credit will be allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).
In the event that (x) a Bankruptcy Event with respect to a Revolving Lender Parent shall have occurred following the date hereof and for so long as such Bankruptcy Event shall continue or (y) the Swingline Lender or any Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan, and no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Revolving Lender satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Borrower, the Swingline Lender and each Issuing Bank each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender (a “Restored Lender”), then the Swingline Exposure and LC Exposure of the Revolving Lenders shall be reallocated in accordance with their Applicable Percentages and on such date such Restored Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders (other than Swingline Loans) as the Administrative Agent

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shall determine may be necessary in order for such Restored Lender to hold such Loans in accordance with its Applicable Percentage (with the term “Applicable Percentage” meaning, with respect to any Lender for purposes of reallocations to be made pursuant to this paragraph, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at the time of such reallocation calculated including the Revolving Commitment of such Restored Lender but disregarding the Revolving Commitments of the Defaulting Lenders at such time).
SECTION 2.21.    Incremental Facilities. xvii. The Borrower may on one or more occasions, by written notice to the Administrative Agent, request (i) during the Revolving Availability Period, the establishment of Incremental Revolving Commitments and/or (ii) the establishment of Incremental Term Commitments, provided that the aggregate amount of all the Incremental Commitments established hereunder shall not exceed $500,000,000. Each such notice shall specify (A) the date on which the Borrower proposes that the Incremental Revolving Commitments or the Incremental Term Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent and (B) the amount of the Incremental Revolving Commitments or Incremental Term Commitments, as applicable, being requested (it being agreed that (x) any Lender approached to provide any Incremental Revolving Commitment or Incremental Term Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Commitment or Incremental Term Commitment and (y) any Person that the Borrower proposes to become an Incremental Lender, if such Person is not then a Lender, must be an Eligible Assignee and must be reasonably acceptable to the Administrative Agent and, in the case of any proposed Incremental Revolving Lender, each Issuing Bank and the Swingline Lender).
(a)    The terms and conditions of any Incremental Revolving Commitment and Loans and other extensions of credit to be made thereunder shall be, except as otherwise set forth herein, identical to those of the Revolving Commitments and Loans and other extensions of credit made thereunder, and shall be treated as a single Class with such Revolving Commitments and Loans; provided that (i) the maturity date of any Incremental Revolving Commitments shall be no sooner than, but may be later than, the Revolving Maturity Date, (ii) there shall be no mandatory reduction of any Incremental Revolving Commitments prior to the Revolving Maturity Date and (iii) the up-front fees applicable to any Incremental Revolving Facility shall be as determined by the Borrower and the Incremental Revolving Lenders providing such Incremental Facility. The terms and conditions of any Incremental Term Facility and the Incremental Term Loans to be made thereunder shall be, except as otherwise set forth herein or in the applicable Incremental Facility Agreement, identical to those of the Term Commitments and the Term Loans; provided that (i) the up-front fees, interest rates and amortization schedule applicable to any Incremental Term Facility and Incremental Term Loans shall be determined by the Borrower and the Incremental Term Lenders providing the relevant Incremental Term Commitments, (ii) the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of the Terms Loans and (iii) no Incremental Term Loan Maturity Date shall be earlier than the Term Maturity Date. Notwithstanding the foregoing, the terms and conditions applicable to an Incremental Facility may include additional or different financial or other covenants or other provisions that are agreed between the Borrower and the Lenders providing such Incremental Facility

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which are applicable only during periods after the latest Maturity Date that is in effect on the date of effectiveness of such Incremental Facility. Any Incremental Term Facilities established pursuant to an Incremental Facility Agreement that have identical terms and conditions, and any Incremental Term Loans made thereunder, shall be designated as a separate series (each a “Series”) of Incremental Term Commitments and Incremental Term Loans for all purposes of this Agreement. Notwithstanding anything to the contrary herein, each Incremental Facility and all extensions of credit thereunder shall be secured by the Collateral on a pari passu basis with the other Loan Document Obligations.
(b)    The Incremental Commitments and Incremental Facilities relating thereto shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Borrower, each Incremental Lender providing such Incremental Commitments and Incremental Facilities and the Administrative Agent; provided that no Incremental Commitments shall become effective unless (i) no Default or Event of Default shall have occurred and be continuing on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Commitments and the making of Loans and issuance of Letters of Credit thereunder to be made on such date, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, (iii) after giving effect to such Incremental Commitments and the making of Loans pursuant thereto (and based on the assumption that borrowings are effected in the full amount of any Incremental Revolving Commitments), the Borrower shall be in compliance on a Pro Forma Basis with the covenants contained in Section 6.12 and Section 6.13 recomputed as of the last day of the most-recently ended fiscal quarter of the Borrower for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the Pro Forma Financial Statements), (iv) the Borrower shall make any payments required to be made pursuant to Section 2.16 in connection with such Incremental Commitments and the related transactions under this Section and (v) the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction, including a certificate of a Financial Officer to the effect set forth in clauses (i), (ii) and (iii) above, together with reasonably detailed calculations demonstrating compliance with clause (iii) above. Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section, provided that to the extent that any term of any such amendment could not be approved as an amendment of this Agreement by the Lenders providing such Incremental Commitments voting a single Class without the approval of any other Lender, such amendment will be subject to the approval of the requisite Lenders required under this Agreement.
(c)    Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of

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Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents and (ii) in the case of any Incremental Revolving Commitment, (A) such Incremental Revolving Commitment shall constitute (or, in the event such Incremental Lender already has a Revolving Commitment, shall increase) the Revolving Commitment of such Incremental Lender and (B) the Aggregate Revolving Commitment shall be increased by the amount of such Incremental Revolving Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Revolving Commitment”. For the avoidance of doubt, upon the effectiveness of any Incremental Revolving Commitment, the Revolving Exposure of the Incremental Revolving Lender holding such Commitment, and the Applicable Percentage of all the Revolving Lenders, shall automatically be adjusted to give effect thereto.
(d)    On the date of effectiveness of any Incremental Revolving Commitments, each Revolving Lender shall assign to each Incremental Revolving Lender holding such Incremental Revolving Commitment, and each such Incremental Revolving Lender shall purchase from each Revolving Lender, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans and participations in Letters of Credit outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participations in Letters of Credit will be held by all the Revolving Lenders (including such Incremental Revolving Lenders) ratably in accordance with their Applicable Percentages after giving effect to the effectiveness of such Incremental Revolving Commitment.
(e)    Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Agreement, each Lender holding an Incremental Term Commitment of any Series shall make a loan to the Borrower in an amount equal to such Incremental Term Commitment on the date specified in such Incremental Facility Agreement.
(f)    The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Borrower referred to in Section 2.21(a) and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof and, in the case of effectiveness of any Incremental Revolving Commitments, of the Applicable Percentages of the Revolving Lenders after giving effect thereto and of the assignments required to be made pursuant to Section 2.21(e).
SECTION 2.22.    Loan Modification Offers. xviii. The Borrower may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes (each Class subject to such a Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days nor more than 30 Business Days after the date of

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such notice, unless otherwise agreed to by the Administrative Agent). Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made.
(a)    A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by the Borrower, each applicable Accepting Lender and the Administrative Agent; provided that no Permitted Amendment shall become effective unless the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” of loans and/or commitments hereunder; provided that, in the case of any Loan Modification Offer relating to Revolving Commitments or Revolving Loans, except as otherwise agreed to by each Issuing Bank and the Swingline Lender, (i) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit or Swingline Loan as between the commitments of such new “Class” and the remaining Revolving Commitments shall be made on a ratable basis as between the commitments of such new “Class” and the remaining Revolving Commitments and (ii) the Revolving Availability Period and the Revolving Maturity Date, as such terms are used in reference to Letters of Credit or Swingline Loans, may not be extended without the prior written consent of each Issuing Bank and the Swingline Lender, as applicable.
ARTICLE III

Representations and Warranties
The Borrower represents and warrants to the Lenders on the date hereof, on the Effective Date and on each other date on which representations and warranties are made or deemed made hereunder that:
SECTION 3.01.    Organization; Powers. The Borrower and each Subsidiary is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all power and authority and all material Governmental Approvals required for the ownership and operation of its properties and the conduct of its business as now conducted and as proposed to be conducted (except in the case of Non-Significant Subsidiaries, for failures to comply with the foregoing that, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect) and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.

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SECTION 3.02.    Authorization; Enforceability. The Financing Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action of each Loan Party. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03.    Governmental Approvals; Absence of Conflicts. The Financing Transactions (a) do not require any material consent or approval of, registration or filing with or any other action by any Governmental Authority, except (i) such as have been or substantially contemporaneously with the initial funding of Loans on the Effective Date will be obtained or made and are (or will so be) in full force and effect and (ii) filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law, including any order of any Governmental Authority, (c) will not violate the charter, by-laws or other organizational documents of the Borrower or any Subsidiary that is not a Non-Significant Subsidiary, (d) will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture or other material agreement or material instrument binding upon the Borrower or any Subsidiary or any of their assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Borrower or any Subsidiary, or give rise to a right of, or result in, any termination, cancellation, acceleration or right of renegotiation of any obligation thereunder, in each case other than under agreements governing Indebtedness, including the Existing Credit Facility, that will be repaid on the Effective Date and (e) except for Liens created under the Loan Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary.
SECTION 3.04.    Financial Condition; No Material Adverse Change. xix. The Borrower has heretofore furnished to the Lenders (i) consolidated balance sheets of the Borrower as at December 31, 2010, December 31, 2009 and December 31, 2008 and related statements of income, stockholders’ equity and cash flows of the Borrower for the fiscal years ended at December 31, 2010, December 31, 2009 and December 31, 2008, audited by and accompanied by the opinion of Pricewaterhouse Coopers, L.L.P., independent registered public accounting firm and (ii) an unaudited consolidated balance sheet of the Borrower as at the end of, and related statements of income and cash flows of the Borrower for, the fiscal quarter and the portion of the fiscal year ended June 30, 2011 (and comparable periods for the prior fiscal year), certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year end audit adjustments and the absence of certain footnotes in the case of the statements referred to in clause (ii) above.
(m)    The Borrower has heretofore furnished to the Lenders a pro forma consolidated balance sheet of the Borrower and the Subsidiaries as at the end of, and related pro forma statements of income and cash flows of the Company for, the fiscal quarter and the portion

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of the fiscal year ended June 30, 2011, prepared giving effect to the Transactions as if the Transactions had occurred on such date or at the beginning of such period, as the case may be (the “Pro Forma Financial Statements”). The Pro Forma Financial Statements (i) have been prepared by the Borrower in good faith, based on the assumptions used to prepare the pro forma consolidated financial statements included in the Confidential Information Memorandum (which assumptions are believed by the Borrower on the date hereof to be reasonable), (ii) accurately reflect all adjustments necessary to give effect to the Transactions and (iii) present fairly, in all material respects, the pro forma financial position of the Borrower and its consolidated Subsidiaries as of such date as if the Transactions had occurred on such date.
(n)    Since December 31, 2010, there has been no event or condition that has resulted, or could reasonably be expected to result, in a material adverse change in the business, assets, operations, performance or condition (financial or otherwise) of the Borrower and the Subsidiaries, taken as a whole (provided that the representation set forth in this Section 3.04(c) shall not be deemed made on the Effective Date in respect of any Borrowings or extensions of credit made hereunder on such date).
SECTION 3.05.    Properties. xx. The Borrower and each Subsidiary has good title to, or valid leasehold interests in, all its property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
(b)    No patents, trademarks, copyrights, licenses, technology, software, domain names, or other Intellectual Property used by the Borrower or any Subsidiary in the operation of its business infringes upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Except for Disclosed Matters, no claim or litigation regarding any patents, trademarks, copyrights, licenses, technology or other Intellectual Property owned or used by the Borrower or any Subsidiary is pending against, or, to the knowledge of the Borrower or any Subsidiary, threatened in writing against, the Borrower or any Subsidiary that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. As of the Effective Date, each patent, trademark, copyright, license, technology, software, domain name, or other Intellectual Property that, individually or in the aggregate, is material to the business of the Borrower and the Subsidiaries is owned or licensed, as the case may be, by the Borrower, a Designated Subsidiary or a Foreign Subsidiary.
SECTION 3.06.    Litigation and Environmental Matters. xxi. Except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against the Borrower or any Subsidiary or, to the knowledge of the Borrower or any Subsidiary based on written notice received by it, threatened against or affecting the Borrower or any Subsidiary that (i) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) involve any of the Loan Documents or (except for shareholder suits filed after the Effective Date challenging the Acquisitions or disclosure relating thereto) the Transactions.

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(d)    Except for the Disclosed Matters and except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability (provided that with respect to this clause (iv), such knowledge shall be deemed to extend solely to the extent of the knowledge of the Borrower’s law department and environmental engineers).
SECTION 3.07.    Compliance with Laws and Agreements. The Borrower and each Subsidiary is in compliance with all laws, including all orders of Governmental Authorities, applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to comply with any such laws, orders, indentures, agreements or other instruments, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
SECTION 3.08.    Investment Company Status. None of the Borrower or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09.    Taxes. The Borrower and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except where (a)(i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP with respect thereto or (b) the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10.    Employee Benefit Plans; Labor Matters. xxii. The Borrower, each of its ERISA Affiliates, and each Subsidiary is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except as could not reasonably be expected to result in a Material Adverse Effect. No ERISA Events have occurred or are reasonably expected to occur that could, in the aggregate, reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards Nos. 87 and 158, as applicable) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards Nos. 87 and 158, as applicable) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded Plans except in each such case where such underfunding could not reasonably be expected to have a Material Adverse Effect.
(h)    Each Foreign Pension Plan is in compliance with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan, except

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as could not reasonably be expected to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, neither the Borrower nor any Subsidiary or any of their respective directors, officers, employees or agents has engaged in a transaction which would subject the Borrower or any Subsidiary, directly or indirectly, to a tax or civil penalty which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, reserves have been established in the financial statements in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect; the present value of the aggregate accumulated benefit liabilities of all such Foreign Pension Plans (based on those assumptions used to fund each such Foreign Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of all such Foreign Pension Plans except in such case where the underfunding could not reasonably be expected to have a Material Adverse Effect.
(i)    As of the Effective Date, there are no material strikes or lockouts against or affecting the Borrower or any Subsidiary pending or, to their knowledge, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries are not in violation in any material respect or in respect of any material amount under the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law relating to such matters. All material payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as liabilities on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement under which the Borrower or any Subsidiary is bound.
SECTION 3.11.    Subsidiaries and Joint Ventures; Disqualified Equity Interests. xxiii. Schedule 3.11A sets forth, as of the Effective Date, the name and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by the Borrower or any Subsidiary in, (a) each Subsidiary and (b) each joint venture in which the Borrower or any Subsidiary owns any Equity Interests, and identifies each Designated Subsidiary, each Material Subsidiary and each Excluded Subsidiary. The Equity Interests in each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 3.11A, as of the Effective Date, there is no existing option, warrant, call, right, commitment or other agreement to which any Loan Party or any Subsidiary any Equity Interests of which are required to be pledged as Collateral under the Security Documents is a party requiring, and there are no Equity Interests in any such Loan Party or Subsidiary that upon exercise, conversion or exchange would require, the issuance by such Loan Party or Subsidiary of any additional Equity Interests or other securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribe for or purchase any Equity Interests in such Loan Party or Subsidiary.

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(d)    Schedule 3.11B sets forth, as of the Effective Date, all outstanding Disqualified Equity Interests, if any, in the Borrower or any Subsidiary, including the number, date of issuance and the record holder of such Disqualified Equity Interests.
SECTION 3.12.    Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date, and giving effect to the rights of subrogation and contribution under the Collateral Agreement, (a) the fair value of the assets of the Borrower and the Subsidiaries, taken as a whole, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the assets of the Borrower and the Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Borrower and the Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Borrower and the Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged, as such business is conducted at the time of and is proposed to be conducted following the Effective Date.
SECTION 3.13.    Disclosure. Neither the Confidential Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent, the Arranger or any Lender in connection with the negotiation of this Agreement or any other Loan Document, included herein or therein or furnished hereunder or thereunder (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to forecasts or projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made and at the time so furnished and, if furnished prior to the Effective Date, as of the Effective Date (it being understood that such forecasts and projections may vary from actual results and that such variances may be material).
SECTION 3.14.    Collateral Matters. xxiv. The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the rights of any other Person.

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(e)    Each Security Document, other than any Security Document referred to in the preceding paragraphs of this Section, including each Foreign Pledge Agreement, upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other actions provided for therein, will be effective under applicable law to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral subject thereto, and will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Collateral subject thereto, prior and superior to the rights of any other Person.
SECTION 3.15.    Federal Reserve Regulations. None of the Borrower or any Subsidiary is engaged principally, or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X. After the Merger Date, not more than 25% of the value of the assets of the Borrower and the Subsidiaries subject to any restrictions on the sale, pledge or other disposition of assets under this Agreement or any other Loan Document will at any time be represented by margin stock.
SECTION 3.16.    Effective Date Representation. As of the Effective Date, the incurrence of the Loans and the provision of the Guarantees, in each case under the Loan Documents, and the granting of the security interests in the Collateral to secure the Loan Document Obligations, do not conflict in any material respect with the organizational documents of the Borrower or any Subsidiary Loan Party or result in any breach or violation of any material agreements of the Borrower or its Subsidiaries (as reflected in the Borrower’s Form 10-K for the fiscal year ended December 31, 2010, and Form 10-Q for the fiscal quarter ended June 30, 2011, in each case filed with the SEC) (except to the extent any such breach or violation could not reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole).
SECTION 3.17.    Anti-Terrorism Laws; Anti-Corruption Laws. xxv. No Loan Party (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative in any material respect of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.
(e)    Each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA PATRIOT Act of 2001). No part of the proceeds of the Loans will be used for any purpose in violation of the

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United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010 or any other applicable bribery or corruption law, and the Borrower and the Subsidiaries are in compliance with such acts and laws, except where the failure to comply with any such acts or laws, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
ARTICLE IV

Conditions
SECTION 4.01.    Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.
(b)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Effective Date) of each of (i) Womble Carlyle Sandridge & Rice, PLLC, counsel for the Borrower, (ii) Edward Gallagher, internal counsel for the Borrower, and (iii) local counsel for the Borrower in each jurisdiction in which any Subsidiary Loan Party is organized, and the laws of which are not covered by the opinion letter referred to in clause (i) above, in each case in form and substance reasonably satisfactory to the Administrative Agent.
(c)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.
(d)    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the chief executive officer or the chief financial officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (f), (h) and (i) of this Section and in paragraph (a) of Section 4.02.
(e)    All fees required to be paid on the Effective Date pursuant to the Fee Letter and reasonable out-of-pocket expenses required to be paid on the Effective Date pursuant to the Commitment Letter, to the extent invoiced prior to the Effective Date, shall have been paid or will be paid substantially simultaneously with the initial Borrowing hereunder (which amounts may be offset against the proceeds of the Loans made on the Effective Date to the extent set forth in a flow of funds statement authorized by the Borrower).

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(f)    The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by a Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Borrower and the Designated Subsidiaries in the jurisdictions contemplated by the Perfection Certificate, delivered prior to the Effective Date, and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been or will contemporaneously with the initial funding of Loans on the Effective Date be released; provided that if, notwithstanding the use by the Borrower of commercially reasonable efforts without undue burden or expense to cause the Collateral and Guarantee Requirement to be satisfied on the Effective Date, the requirements thereof (other than (a) the execution and delivery of the Guarantee Agreement and the Collateral Agreement by the Loan Parties, (b) creation of and perfection of security interests in the Equity Interests of (i) the Domestic Subsidiaries of the Borrower and (ii) the Company (excluding the Top-Up Shares) (or, if the Merger occurs on the Effective Date, the Company and its Domestic Subsidiaries) and (d) delivery of Uniform Commercial Code financing statements with respect to perfection of security interests in other Collateral of the Loan Parties that may be perfected by the filing of a financing statement under the Uniform Commercial Code) are not satisfied as of the Effective Date, the satisfaction of such requirements shall not be a condition to the availability of the initial Loans on the Effective Date (but shall be required to be satisfied as promptly as practicable after the Effective Date and in any event within the period specified therefor in Schedule 5.15 or such later date as the Administrative Agent may agree).
(g)    The Tender Offer shall have been consummated in accordance with the terms of the Merger Agreement (including without limitation satisfaction of the conditions to the consummation of the Tender Offer set forth in Exhibit A to the Merger Agreement) and applicable law. No provision of the Merger Agreement and no condition to the Merger (if effected on the Effective Date) or the Tender Offer, as applicable, shall have been amended or waived, and no consent shall have been given thereunder, in any manner that is materially adverse to the interests of the Lenders without the prior written consent of the Arrangers. The Administrative Agent shall have received copies of the Merger Agreement and all material certificates, opinions and other documents delivered thereunder, in each case as in effect on the Effective Date, certified by a Financial Officer as being complete and correct.
(h)    The Borrower shall have accepted for payment in the Tender Offer a majority (without counting any shares accepted that were tendered in the Tender Offer under guaranteed delivery arrangements) of the then outstanding shares of common stock of the Company, calculated on a fully-diluted basis, and at least a sufficient number of shares of common stock such that, under applicable law, the Borrower can approve the Merger without the consent of any other shareholder of the Company.

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(i)    After giving effect to the Transactions to be consummated on the Effective Date, none of the Borrower or any Subsidiary (including the Company and its subsidiaries) shall have outstanding any Disqualified Equity Interest or any material Indebtedness for borrowed money (other than intercompany Indebtedness), other than (A) Indebtedness incurred under the Loan Documents, (B) Capital Lease Obligations, deferred purchase price obligations and other purchase money Indebtedness, in each case incurred in the ordinary course of business by the Borrower, the Company and their subsidiaries and consistent with such Indebtedness existing on July 11, 2011 and (C) other Indebtedness consented to by the Administrative Agent. Without limiting the foregoing, the Existing Credit Agreement and the bank credit facilities of the Company shall have been terminated as of the Effective Date, all outstanding amounts and accrued and unpaid fees or other amounts owing thereunder shall have been paid and all liens and security interests securing any obligations thereunder shall have been released.
(j)    The Arrangers shall have received a certificate, substantially in the form of Exhibit H, from the chief financial officer of the Borrower confirming the solvency of the Borrower and its subsidiaries on a consolidated basis on the Effective Date after giving effect to the Transactions to be effected on the Effective Date.
(k)    The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower, dated the Effective Date, certifying, and including calculations in reasonable detail demonstrating, that the Borrower and its subsidiaries (including the Company and its subsidiaries), on a consolidated Pro Forma Basis giving effect to the Transactions, are in compliance with the Leverage Ratio covenant set forth in Section 6.12 as of the Effective Date (calculated on the basis of pro forma EBITDA for the period of four consecutive fiscal quarters most recently ended at least 45 days prior to the Effective Date and assuming the applicability of such covenant). In the event the Merger does not take place on the Effective Date, such calculation shall be based on the assumptions that the Merger had occurred on the Effective Date, that all the Term Loans have been drawn and that Revolving Loans have been drawn in such additional amount as would have been required to consummate the Merger on the Effective Date.
(l)    The Administrative Agent and the Arrangers shall have received all documentation and other information about the Borrower and the Guarantors as has been reasonably requested by the Administrative Agent or the Arrangers in writing at least five days prior to the Effective Date and that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived in accordance with Section 9.02) at or prior to 5:00 p.m., New York City time, on August 22, 2011 (and, in the

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event such conditions shall not have been so satisfied or waived, the Commitments shall terminate at such time).
SECTION 4.02.    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:
(a)    The representations and warranties of each Loan Party set forth in the Loan Documents (or, on the Effective Date, solely the Specified Representations) shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.
(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable (other than any such Borrowing or Letter of Credit issuance on the Effective Date), no Default shall have occurred and be continuing.
On the date of any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, the Borrower shall be deemed to have represented and warranted that the conditions specified in paragraphs (a) and (b) of this Section have been satisfied and that, after giving effect to such Borrowing, or such issuance, amendment, renewal or extension of a Letter of Credit, the Aggregate Revolving Exposure (or any component thereof) shall not exceed the maximum amount thereof (or the maximum amount of any such component) specified in Section 2.01, 2.04(a) or 2.05(b).
ARTICLE V

Affirmative Covenants
Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated (or shall have been cash collateralized as contemplated by Section 2.05(c)) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
SECTION 5.01.    Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent, on behalf of each Lender:
(c)    within 90 days after the end of each fiscal year of the Borrower (or, so long as the Borrower shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Annual Report on Form 10-K of the Borrower for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any

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automatic extension available thereunder for the filing of such form), its audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of Pricewaterhouse Coopers L.L.P. or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis as of the end of and for such year in accordance with GAAP;
(d)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, so long as the Borrower shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Quarterly Report on Form 10-Q of the Borrower for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its consolidated balance sheet and related consolidated statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the prior fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes;
(e)    not later than the fifth Business Day following the date of delivery of financial statements under clause (a) or (b) above, a completed Compliance Certificate signed by a Financial Officer of the Borrower, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12 and Section 6.13 and computing the Leverage Ratio as of the last day of the fiscal period covered by such financial statements, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Borrower most recently theretofore delivered under clause (a) or (b) above (or, prior to the first such delivery, referred to in Section 3.04) and, if any such change has occurred, specifying the effect of such change on the financial statements (including those for the prior periods) accompanying such certificate, (iv) certifying that all notices required to be provided under Sections 5.03 and 5.04 have been provided, (v) in the case of any delivery of financial statements under clause (a) above in respect of fiscal years ending on or after December 31, 2012, unless the Investment Grade Date has occurred, setting forth a reasonably detailed calculation of Excess Cash Flow for the applicable fiscal year, (vi) setting forth reasonably detailed calculations with respect to which Subsidiaries are Material Subsidiaries based on the information contained in such financial statements and identifying each Subsidiary, if any, that has automatically been designated a Material Subsidiary in order

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to satisfy the condition set forth in the definition of the term “Material Subsidiary”, and (vii) identifying as of the date of such Compliance Certificate each Subsidiary that (A) is an Excluded Subsidiary as of such date but has not been identified as an Excluded Subsidiary in Schedule 3.11A or in any prior Compliance Certificate or (B) has previously been identified as an Excluded Subsidiary but has ceased to be an Excluded Subsidiary;
(f)    not later than five days after any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm that reported on such financial statements stating whether it obtained knowledge during the course of its examination of such financial statements of any Default relating to compliance with Section 6.12 or Section 6.13 as of, or for the Test Period ending, on the last day of any fiscal quarter during the fiscal year covered by such financial statements and, if such knowledge has been obtained, describing such Default (which certificate may be limited to the extent required by accounting rules or guidelines and may assume the accuracy of any Pro Forma Adjustments made by the Borrower to Consolidated EBITDA for the Test Periods involved);
(g)     promptly after the same has been submitted to and reviewed by the board of directors of the Borrower in each fiscal year, a consolidated budget for such fiscal year in substantially the same form and detail as the 2011 budget furnished to the Administrative Agent prior to the Effective Date, setting forth the assumptions used for purposes of preparing such budget, and, promptly after the same have been submitted to and reviewed by the board of directors of the Borrower, any material revisions to such budget;
(h)    promptly after any request therefor by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and
(i)    promptly after any request therefor, such other non-privileged information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, or with the USA PATRIOT Act, as the Administrative Agent or any Lender may reasonably request.
Information required to be delivered pursuant to clause (a) or (b) of this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section may also be

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delivered by electronic communications pursuant to procedures approved by the Administrative Agent.
SECTION 5.02.    Notices of Material Events. The Borrower will furnish to the Administrative Agent prompt written notice of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary, or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by the Borrower to the Administrative Agent and the Lenders, that in each case could reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of any Loan Document;
(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and
(d)    any other development that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03.    Additional Subsidiaries. xxvi. If any Subsidiary is formed or acquired after the Effective Date, the Borrower will, as promptly as practicable, and in any event within 30 days (or such longer period as the Administrative Agent may agree to in writing), notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Designated Subsidiary) and with respect to any Equity Interests of such Subsidiary owned by any Loan Party (including without limitation, in the case of any Equity Interests of a Foreign Subsidiary held by a Loan Party, if requested by the Administrative Agent, the execution and delivery of a Foreign Pledge Agreement with respect to such Equity Interests (subject to the limitations referred to in the definition of “Collateral and Guarantee Requirement” and, if applicable, the taking of other necessary actions to perfect the security interest of the Administrative Agent in such Equity Interests).
(c)    The Borrower may designate any Domestic Subsidiary that is not otherwise a Designated Subsidiary as a Designated Subsidiary; provided that (i) such Subsidiary shall have delivered to the Administrative Agent a supplement to the Collateral Agreement, in the form specified therein, duly executed by such Subsidiary, (ii) the Borrower shall have delivered a certificate of a Financial Officer or other executive officer of the Borrower to the effect that, after giving effect to any such designation and such Subsidiary becoming a Subsidiary Loan Party hereunder, the representations and warranties set forth in this Agreement and the other Loan Documents as to such Subsidiary shall be true and correct and no Default shall have occurred and

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be continuing and (iii) such Subsidiary shall have delivered to the Administrative Agent documents and opinions of the type referred to in paragraphs (b) and (c) of Section 4.01.
SECTION 5.04.    Information Regarding Collateral. The Borrower will, during such periods as the Collateral and Guarantee Requirement requires the pledge of Equity Interests owned by Loan Parties, furnish to the Administrative Agent prompt written notice of any change in (i) the legal name of any Loan Party, as set forth in its organizational documents, (ii) the jurisdiction of organization or the form of organization of any Loan Party (including as a result of any merger or consolidation), (iii) the location of the chief executive office of any Loan Party or (iv) the organizational identification number, if any, or, with respect to any Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the Federal Taxpayer Identification Number of such Loan Party. The Borrower agrees not to effect or permit any change referred to in the preceding sentence during such periods as the Collateral and Guarantee Requirement requires the pledge of Equity Interests owned by Loan Parties unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral owned by such Loan Party.
SECTION 5.05.    Existence; Conduct of Business. xxvii. The Borrower and each Subsidiary will do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and exercise commercially reasonable efforts to preserve, renew and keep in full force and effect those licenses, permits, privileges, and franchises (other than Intellectual Property) that are material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05. The Borrower and the Subsidiaries will exercise commercially reasonable efforts in accordance with industry standard practices to preserve, renew and keep in full force and effect their Intellectual Property licenses and rights, and their patents, copyrights, trademarks and trade names, in each case material to the conduct of their business, except where the failure to take such actions, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any Disposition permitted by Section 6.05.
(c)    The Borrower and each Subsidiary will take all actions reasonably necessary in accordance with industry standard practices to protect all patents, trademarks, copyrights, technology, software, domain names and other Intellectual Property material to the conduct of its business, including (i) protecting the secrecy and confidentiality of the confidential information and trade secrets of the Borrower or such Subsidiary by having and following a policy requiring employees, consultants, licensees, vendors and contractors to execute confidentiality agreements when it is likely that confidential information will be shared with them, (ii) taking all actions reasonably necessary in accordance with industry standard practices to ensure that trade secrets of the Borrower or such Subsidiary do not fall into the public domain and (iii) protecting the secrecy and confidentiality of the source code of computer software programs and applications owned or licensed out by the Borrower or such Subsidiary by having and following a policy requiring licensees of such source code (including licensees under any source code escrow agreement) to enter into

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agreements with use and nondisclosure restrictions, except with respect to any of the foregoing where the failure to take any such action, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.06.    Payment of Obligations. The Borrower and each Subsidiary will pay its obligations (other than obligations with respect to Indebtedness), including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 5.07.    Maintenance of Properties. The Borrower and each Subsidiary will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 5.08.    Insurance. The Borrower and each Subsidiary will maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations.
SECTION 5.09.    Books and Records; Inspection and Audit Rights. The Borrower and each Subsidiary will keep proper books of record and account in which full, true and correct entries in accordance with GAAP and applicable law are made of all dealings and transactions in relation to its business and activities. The Borrower and each Subsidiary will permit the Administrative Agent or any Lender, and any agent designated by any of the foregoing, upon reasonable prior notice and, subject to applicable legal privileges, (a) to visit and inspect its properties, (b) to examine and make extracts from its books and records and (c) to discuss its operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested provided that (i) unless an Event of Default shall have occurred and be continuing, no such discussion with any such independent accountants shall be permitted unless the Borrower shall have received reasonable notice thereof and a reasonable opportunity to participate therein and no Lender shall exercise such rights more often than two times during any calendar year and (ii) the reasonable costs and expenses of Lenders in connection with such visits and examinations shall be borne by the Borrower only after the occurrence and during the continuance of an Event of Default.
SECTION 5.10.    Compliance with Laws. The Borrower and each Subsidiary will comply with all Requirements of Law, including Environmental Laws, ERISA and the laws applicable to each Foreign Pension Plan, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.11.    Use of Proceeds and Letters of Credit; Deposit of Term Loan Proceeds. xxviii. The proceeds of the Term Loans will be used solely to pay the Transaction Costs

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and Acquisition Consideration and to repay amounts owing under the Existing Credit Agreement existing on the Effective Date. The proceeds of the Revolving Loans will be used on and after the Effective Date to pay the Transaction Costs and the Acquisition Consideration and to repay or refinance amounts outstanding under the Existing Credit Agreement, in each case only to the extent the Term Commitments have been fully drawn and the proceeds of the Term Loans are not sufficient to pay such amounts and of the Revolving Loans and Swingline Loans will otherwise be used on and after the Effective Date for working capital and other general corporate purposes of the Borrower and the Subsidiaries. Letters of Credit will be used by the Borrower and the Subsidiaries for general corporate purposes.
(c)    If the Merger Date does not occur on the Effective Date, the proceeds of any Term Borrowings made on the Effective Date or thereafter prior to the Merger Date (other than proceeds received by the Borrower on the Effective Date and used to pay Tender Consideration and Transaction Costs on such date) will be immediately deposited into an account maintained by the Borrower with the Administrative Agent or with an Arranger or a domestic banking affiliate thereof and held in such account pending their release at such times and from time to time as such amounts are applied to the payment of Acquisition Consideration and Transaction Costs. Pending such release and application, funds in such account may be invested solely in Permitted Investments pursuant to arrangements acceptable to the institution with which such account is maintained, but will not otherwise bear interest.
SECTION 5.12.    Further Assurances. The Borrower and each other Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times or otherwise to effectuate the provisions of the Loan Documents, all at the expense of the Loan Parties. The Borrower will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents. Without limiting the foregoing, if the Merger is not consummated on the Effective Date, the Borrower will cause the Collateral and Guarantee Requirement to be satisfied, to the extent applicable, on the Merger Date with respect to the Company and the Domestic Subsidiaries of the Company, and with respect to any Equity Interests of Subsidiaries held by the Company or any such Domestic Subsidiary of the Company.
SECTION 5.13.    Maintenance of Ratings. The Borrower will use commercially reasonable efforts to maintain continuously in effect (i) a rating of the credit facilities hereunder by S&P and (ii) from and after the time, if any, that the Borrower obtains a rating of the credit facilities hereunder from Moody’s, such a rating of the credit facilities by Moody’s.
SECTION 5.14.    Merger. In the event the Merger is not consummated on the Effective Date, the Borrower will, and will cause the Subsidiaries to, use commercially reasonable efforts to consummate the Merger as soon as practicable thereafter.

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SECTION 5.15.    Certain Post-Closing Collateral Obligations. As promptly as practicable, and in any event within the time period after the Effective Date set forth therefor in Schedule 5.15 (or such later date as the Administrative Agent may agree), the Borrower and each other Loan Party will satisfy the requirements set forth on Schedule 5.15, including, but not limited to, the delivery of all Foreign Pledge Agreements that would have been required to be delivered on the Effective Date but for the final sentence of Section 4.01(f), and take or cause to be taken such other actions as may be necessary to comply with the Collateral and Guarantee Requirement with respect to such Foreign Pledge Agreements and the Equity Interests subject thereto, in each case except (i) to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement” or (ii) in the event a requirement of Schedule 5.15 is no longer applicable due to the permitted sale or transfer of the Equity Interests of a Subsidiary prior to the time period required to satisfy such requirement set forth in Schedule 5.15.
ARTICLE VI

Negative Covenants
Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated (or shall have been cash collateralized as contemplated by Section 2.05(c)) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
SECTION 6.01.    Indebtedness; Certain Equity Securities. xxix. None of the Borrower or any Subsidiary will create, incur, assume or permit to exist any Indebtedness, except:
(ii)    Indebtedness created under the Loan Documents;
(iii)    (x) Indebtedness existing on the date hereof and (except in the case of Guarantees in an amount less than $10,000,000) set forth on Schedule 6.01, (y) Refinancing Indebtedness in respect of debt owed to non-Affiliates reflected on such schedule and (z) except in the case of the Top-Up Note, extensions and renewals of debt owed by the Borrower or any Subsidiary to the Borrower or any Subsidiary reflected on such schedule;
(iv)    Indebtedness of the Borrower or any Subsidiary to the Borrower or any other Subsidiary; provided that (A) such Indebtedness shall not have been transferred to any Person other than the Borrower or any Subsidiary and (B) any such Indebtedness owing by any Loan Party shall be unsecured and, during any Pledge Effectiveness Period, subordinated in right of payment to the Loan Document Obligations in accordance with the provisions of Exhibit D hereto;
(v)    Guarantees incurred in compliance with clause (a)(xiv) or (xv) below;
(vi)    Indebtedness of the Borrower or any Subsidiary (x)(A) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital

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Lease Obligations and Synthetic Lease Obligations, provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets or (B) assumed in connection with the acquisition of any fixed or capital assets, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate principal amount of Indebtedness permitted by this clause (v)(x) shall not, except as otherwise permitted by clauses (a)(xiv) or (xv) below and Section 6.02(a)(xvii), exceed $75,000,000 at any time outstanding, and (y) Indebtedness of the Borrower or any Subsidiary consisting of Capital Lease Obligations or Synthetic Lease Obligations incurred in connection with Scheduled Dispositions that are effected as Sale/Leaseback Transactions;
(vii)    Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in a Permitted Acquisition, provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired and (B) neither the Borrower nor any Subsidiary (other than such Person or the Subsidiary with which such Person is merged or consolidated or the Person that so assumes such Person’s Indebtedness) shall Guarantee or otherwise become liable for the payment of such Indebtedness, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not, except as otherwise permitted by clause (a)(xiv) or (xv) below, exceed $75,000,000 at any time outstanding;
(viii)    Indebtedness of (x) Foreign Subsidiaries in an aggregate principal amount not in excess of $100,000,000, except as otherwise permitted by clause (a)(xv) below and (y) on and after the Brazil Transaction Closing Date, Indebtedness of NCR Manaus in an aggregate principal amount not in excess of $50,000,000, except as otherwise permitted by clause (a)(xv) below, and the Guarantee by the Borrower or other Loan Parties, on an unsecured basis, of the Borrower’s pro rata share of Indebtedness of NCR Manaus incurred under this clause (vii)(y), based on the percentage of all outstanding common Equity Interests of NCR Manaus owned by the Borrower or directly or indirectly wholly owned Subsidiaries;
(ix)    (x) Indebtedness owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds; provided that such Indebtedness shall be repaid in full within 15 Business Days of the incurrence thereof and (y) Indebtedness owed by the Borrower or any Subsidiary to the Borrower or any Subsidiary pursuant to intercompany cash pooling arrangements in the ordinary course of business and consistent with past practices;

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(x)    Indebtedness in respect of letters of credit, surety and performance bonds, bank guarantees and similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations under (A) workers’ compensation, unemployment insurance and other social security laws and (B) bids, trade contracts, leases, statutory obligations, judgments pending appeal and obligations of a like nature;
(xi)    Indebtedness of the Borrower or any Subsidiary in the form of purchase price adjustments, earn-outs or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition or any other Investment, including, subject to Section 6.01(c), Indebtedness represented by the Top-Up Note;
(xii)    Indebtedness in respect of Third Party Interests issued by Securitization Vehicles in Securitizations permitted by Section 6.05 in an aggregate amount at any time outstanding not in excess of $150,000,000, and Indebtedness consisting of representations, warranties, covenants and indemnities made by, and repurchase and other obligations of, the Borrower or a Subsidiary in connection with Securitizations permitted by Section 6.05; provided that such representations, warranties, covenants, indemnities and repurchase and other obligations are of the type customarily included in securitizations of accounts receivable intended to constitute true sales of such accounts receivable;
(xiii)    Permitted Unsecured Indebtedness, provided that, after giving effect to the incurrence thereof, the Leverage Ratio calculated on a Pro Forma Basis giving effect to such incurrence shall be not more than 0.25 less than the then applicable ratio under Section 6.12 for the most recent Test Period prior to such time for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (after giving effect, however, to any adjustments to such applicable ratio based on the Cumulative Leverage Ratio Increase Amount reflecting any such Indebtedness that constitutes Pension Funding Indebtedness);
(xiv)    other unsecured Indebtedness in an aggregate principal amount not exceeding $75,000,000 at any time outstanding; provided that the aggregate principal amount of Indebtedness of the Subsidiaries that are not Loan Parties permitted by this clause (xiii) shall not exceed $50,000,000 at any time outstanding;
(xv)    after the Investment Grade Date, other Indebtedness of the Borrower; provided that after giving effect to the incurrence of such Indebtedness, the Borrower shall be in Pro Forma Compliance with the covenant set forth in Section 6.12; and
(xvi)    after the Investment Grade Date, other Indebtedness of Subsidiaries in an aggregate principal amount, which when taken together (without duplication) with (A) all Indebtedness of Subsidiaries (including Guarantees of Permitted Unsecured Indebtedness) under clauses (a) (ii) (in the case of Indebtedness to non-Affiliates), (iv), (v), (vi), (vii), (xi), (xii) and (xiii) above, including Indebtedness in respect of Capitalized Lease Obligations and Synthetic Lease Obligations incurred pursuant to Section 6.06, plus (B) the amount of Indebtedness or other obligations secured by Liens referred to in clause (A) of Section 6.02(a)(xvii) or otherwise secured in reliance on Section 6.02(a)(xvii), does not at any time

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exceed an amount equal to 10% of Consolidated Tangible Assets as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.01, provided that (x) after giving effect to the incurrence of such Indebtedness, the Borrower shall be in Pro Forma Compliance with the covenant set forth in Section 6.12 and (y) no Securitization or similar financing involving the pledge or sale of accounts receivable may be effected under this clause (xv).
(o)    The Borrower will not permit any Subsidiary to issue any preferred Equity Interests except for preferred Equity Interests issued to and held by the Borrower or any other Subsidiary (and, in the case of any preferred Equity Interests issued by any Subsidiary Loan Party, such preferred Equity Interests shall be held by the Borrower or a Subsidiary Loan Party).
(p)    If the Top-Up Note has been issued, the Borrower will cause it to be forgiven and canceled upon consummation of the Merger.
SECTION 6.02.    Liens. xxx. None of the Borrower or any Subsidiary will create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable and royalties) or rights in respect of any thereof, except:
(i)    Liens created under the Loan Documents;
(ii)    Permitted Encumbrances and, subject to Section 6.01(c), a Lien on the Top-Up Shares securing the obligations of the Borrower under the Top-Up Note;
(iii)    any Lien on any asset of the Borrower or any Subsidiary existing on the date hereof and set forth on Schedule 6.02; provided that (A) such Lien shall not apply to any other asset of the Borrower or any Subsidiary and (B) such Lien shall secure only those obligations that it secures on the date hereof and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01 as Refinancing Indebtedness in respect thereof;
(iv)    any Lien existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof prior to the time such Person becomes a Subsidiary (or is so merged or consolidated); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger or consolidation), (B) such Lien shall not apply to any other asset of the Borrower or any Subsidiary (other than, in the case of any such merger or consolidation, the assets of any Subsidiary that is a party thereto) and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated), and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof and,

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in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01 as Refinancing Indebtedness in respect thereof;
(v)    (A) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (x) such Liens secure only Indebtedness permitted by clause (v) of Section 6.01(a) and (y) such Liens shall not apply to any other asset of the Borrower or any Subsidiary (other than the proceeds and products thereof); provided further that in the event purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person and (B) Liens on assets arising in connection with Scheduled Dispositions that are effected as Sale/Leaseback Transactions to the extent permitted under Section 6.01(a)(v)(y);
(vi)    in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;
(vii)    in the case of (A) any Subsidiary that is not a wholly-owned Subsidiary or (B) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement, including any such Liens arising under the Brazil Transaction Documents;
(viii)    Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;
(ix)    any interest or title of a lessor under leases (other than leases constituting Capitalized Lease Obligations) entered into by the Borrower or any of the Subsidiaries in the ordinary course of business
(x)    Liens deemed to exist in connection with Investments in repurchase agreements that are Permitted Investments;
(xi)    Liens on property of any Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Subsidiary permitted under Section 6.01;
(xii)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods by any of the Subsidiaries in the ordinary course of business;
(xiii)    Liens in favor of any Securitization Vehicle or any collateral agent for holders of Third Party Interests on Securitization Assets transferred or purported to be transferred to such Securitization Vehicle in connection with Securitizations permitted by Section 6.05;

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(xiv)    leases, licenses, subleases or sublicenses, including non-exclusive software licenses, granted to others that do not (A) interfere in any material respect with the business of the Borrower and the Subsidiaries, taken as a whole, or (B) secure any Indebtedness;
(xv)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(xvi)    other Liens securing Indebtedness or other obligations in an aggregate principal amount not to exceed $75,000,000 at any time outstanding; and
(xvii)    after the Investment Grade Date, Liens securing Indebtedness or other obligations which, when taken together (without duplication) with (A) the amount of all Indebtedness or obligations secured pursuant to clauses (a)(iii), (iv), (v), (xi), (xii), (xiii) and (xvi) above and the amount of Capitalized Lease Obligations and Synthetic Lease Obligations incurred pursuant to Section 6.06 plus (B) the amount of Subsidiary Indebtedness referred to in clause (A) of Section 6.01(a)(xv) or otherwise incurred in reliance on Section 6.01(a)(xv), does not at any time exceed an amount equal to 10% of Consolidated Tangible Assets as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.01.
(d)    Notwithstanding the foregoing, no Subsidiary that is a Designated Subsidiary as of the Effective Date shall create, incur, assume or permit to exist any Lien (other than any non-consensual Lien or any Lien of the type referred to in Section 6.02(iv)) on any Equity Interests that are required by the Collateral and Guarantee Requirement to be pledged as Collateral, except pursuant to the Security Documents.
(e)    Notwithstanding the foregoing, neither the Borrower nor any Subsidiary shall create, incur, assume or permit to exist any Lien on the Intellectual Property (other than any non-consensual Lien or any Lien of the type referred to in Section 6.02(iv)); provided that the foregoing will not restrict or prohibit non-exclusive licenses and sublicenses of Intellectual Property entered into in the ordinary course of business in compliance with clause (a)(xiv) above.
SECTION 6.03.    Fundamental Changes; Business Activities. xxxi. None of the Borrower or any Subsidiary will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person (other than the Borrower) may merge or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary (and, if any party to such merger or consolidation is a Subsidiary Loan Party, is a Subsidiary Loan Party), (iii) any Subsidiary may merge into or consolidate with any Person (other than the Borrower) in a transaction permitted under Section 6.05 in which, after giving effect to such transaction, the surviving entity is not a Subsidiary, (iv) the Merger may be consummated and (v) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that the assets and operations of any Material Subsidiary that is liquidated or dissolved shall be transferred to the

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Borrower, a Subsidiary Loan Party, or the direct holder of the Equity Interests of such Material Subsidiary in connection therewith.
(e)    None of the Borrower or any Subsidiary will engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries (including the Company and its Subsidiaries) on the date hereof and businesses reasonably related thereto (it being understood that engaging in businesses contemplated by the Borrower’s strategic plan as described in the Confidential Information Memorandum will not violate this provision).
(f)    The Borrower will not permit any Person other than the Borrower, or one or more of its subsidiaries that is not a CFC and minority investors in Excluded Subsidiaries, to own any Equity Interests in any Domestic Subsidiary (other than as a result of an acquisition of a CFC that owns Equity Interests in a Domestic Subsidiary and such ownership structure is not established in contemplation of such acquisition). Notwithstanding the foregoing, a CFC may own the Equity Interests of a Disregarded Domestic Subsidiary.
(g)    Notwithstanding any provision to the contrary herein, the Borrower will not (i) permit any Equity Interests of NCR Manaus at any time owned or held by the Borrower or any Subsidiary to be directly owned or held by any Person other than a Loan Party or NCR Manaus Holdco, (ii) permit any Equity Interests of NCR Manaus Holdco, if NCR Manaus Holdco owns Equity Interests of NCR Manaus, to be directly owned or held at any time by any Person other than (A) NCR Dutch Holdings CV, (B) a Loan Party that has complied with the Collateral and Guarantee Requirement in respect of the Equity Interests of NCR Manaus Holdco or (C) NCR International & Co Luxembourg Holdings SNC, (iii) permit any Equity Interests of NCR Dutch Holdings CV, if NCR Dutch Holdings CV owns Equity Interests of NCR Manaus Holdco or NCR International & Co Luxembourg Holdings SNC, to be directly owned or held at any time by any Person other than a Loan Party that has complied with the Collateral and Guarantee Requirement in respect of the Equity Interests of NCR Dutch Holdings CV, or (iv) permit NCR Manaus Holdco or NCR Dutch Holdings CV, at any time when any Equity Interests of NCR Manaus are directly or indirectly owned or held by NCR Dutch Holdings CV, to incur or permit to exist any Indebtedness or other significant obligations, or engage in any businesses, other than (A) in the case of NCR Manaus Holdco, obligations under the Brazil Transaction Documents, (B) obligations in respect of ordinary course operations other than Indebtedness, (C) owning the Equity Interests of its Subsidiaries, (D) conducting an intercompany lending business by borrowing from, and making loans and advances to, the Borrower and the Subsidiaries (in compliance with any applicable limitations on borrowings from Loan Parties herein) and, in connection therewith, incurring Indebtedness consisting of such intercompany borrowings made by it and holding assets consisting of such loans and advances owed to it, (E) granting and receiving intercompany licenses and sublicenses (including in connection therewith, entering into royalty agreements) of Intellectual Property with the Borrower and Subsidiaries and (F) such other obligations incurred in the ordinary course as are reasonably necessary to maintain its corporate existence, comply with applicable laws and conduct the businesses permitted by the foregoing provisions of this paragraph (d).
(h)    Notwithstanding any provision to the contrary herein, the Borrower will not permit, at any time NCR International & Co Luxembourg Holdings SNC owns Equity Interests of

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NCR Manaus Holdco, (i)(A) less than 80% of the Equity Interests of NCR International & Co Luxembourg Holdings SNC to be owned directly by NCR Dutch Holdings CV or a Loan Party, (B) any remaining Equity Interests of NCR International & Co Luxembourg Holdings SNC not owned by NCR Dutch Holdings CV or a Loan Party to be owned by any Person other than (x) a Foreign Subsidiary at least 65% of the outstanding voting Equity Interests, and all other Equity Interests, of which shall have been pledged pursuant to the Collateral Agreement or, where the Administrative Agent shall have so reasonably requested in accordance with the Collateral and Guarantee Requirement, a Foreign Pledge Agreement or (y) a direct or indirect subsidiary of one or more Foreign Subsidiaries of the type described in the preceding clause (x) above, each of which subsidiaries will be wholly owned by such Foreign Subsidiaries or by such Foreign Subsidiaries and by Subsidiary Loan Parties holding in the aggregate not more than 10% of the outstanding Equity Interests thereof, and (ii) NCR International & Co Luxembourg Holdings SNC or any Subsidiary referred to in clause (i)(A)(x) or (i)(A)(y) above to incur or permit to exist any Indebtedness or other significant obligations, or engage in any businesses, other than (A) obligations in respect of ordinary course operations other than Indebtedness, (B) owning the Equity Interests of its Subsidiaries, (C) conducting an intercompany lending business by borrowing from, and making loans and advances to, the Borrower and the Subsidiaries (in compliance with any applicable limitations on borrowings from Loan Parties herein) and, in connection therewith, incurring Indebtedness consisting of such intercompany borrowings made by it and holding assets consisting of such loans and advances owed to it, (D) granting and receiving intercompany licenses and sublicenses (including, in connection therewith, entering into royalty agreements) of Intellectual Property with the Borrower and Subsidiaries and (E) such other obligations incurred in the ordinary course as are reasonably necessary to maintain its corporate existence, comply with applicable laws and conduct the businesses permitted by the foregoing provisions of this paragraph (e).
(i)    Notwithstanding any provision to the contrary herein, (i) the Borrower will not, and will not permit any Subsidiary to, sell, transfer or contribute any Equity Interests or operating assets of the Borrower or any Subsidiary to Lower Fox River Remediation LLC, (ii) so long as Lower Fox River Remediation LLC is a Subsidiary, neither the Borrower nor any Subsidiary shall create, incur, assume or permit to exist any Lien (other than any non-consensual Liens or any Lien of the type referred to in Section 6.02(iv) or (vii)) on the Equity Interests of Lower Fox River Remediation LLC, (iii) so long as Lower Fox River Remediation LLC is a Subsidiary, Lower Fox River Remediation LLC shall not create, incur, assume or permit to exist any Indebtedness for borrowed money, and (iv) so long as Lower Fox River Remediation LLC is a Subsidiary, Lower Fox River Remediation LLC will not engage to any material extent in any business other than environmental remediation and retaining the services of engineering, other advisory firms and other service providers in connection therewith.
SECTION 6.04.    Acquisitions. The Borrower will not consummate, and will not permit any Subsidiary to consummate: (i) any Material Acquisition for consideration in excess of $50,000,000 other than a Permitted Acquisition; and (ii) other Investments if the amount of any such Investment is in excess of $50,000,000 unless, after giving effect thereto, the Borrower is in Pro Forma Compliance with the covenants set forth in Sections 6.12 and 6.13.

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SECTION 6.05.    Asset Sales. None of the Borrower or any Subsidiary will sell, transfer, lease or otherwise dispose of (including pursuant to any transfer or contribution to a Subsidiary), or exclusively license, any asset, including any Equity Interest owned by it, nor will any Subsidiary issue any additional Equity Interest in such Subsidiary (other than to the Borrower or a Subsidiary, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under Requirements of Law) (each, a “Disposition”), except:
(a)    Dispositions of inventory or used or surplus equipment in the ordinary course of business or of cash and Permitted Investments and the granting of non-exclusive licenses and sublicenses of Intellectual Property in the ordinary course of business;
(b)    Dispositions to the Borrower or any Subsidiary; provided that any such Dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09; provided that no Disposition of Intellectual Property material to the business or operations of the Borrower and its Subsidiaries, taken as a whole, owned by a Loan Party may be made to a Subsidiary that is not a Loan Party pursuant to this clause (b);
(c)    (i) Dispositions of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business and not as part of any accounts receivables financing transaction and (ii) Dispositions of Factoring Assets pursuant to Factoring Transactions; provided that the aggregate face amount of Factoring Assets sold by Domestic Subsidiaries for any period of four consecutive fiscal quarters shall not exceed $100,000,000;
(d)    Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;
(e)    any Permitted IP Transfer;
(f)    Sales by the Borrower or Subsidiaries of Securitization Assets to one or more Securitization Vehicles in Securitizations; provided that (i) each such Securitization is effected on market terms, (ii) the aggregate amount of Third Party Interests in respect of all such Securitizations shall not exceed $150,000,000 at any time outstanding, (iii) the aggregate amount of the Sellers’ Retained Interests in such Securitizations does not exceed an amount at any time outstanding that is customary for similar transactions and (iv) the proceeds to each such Securitization Vehicle from the issuance of Third Party Interests are applied substantially simultaneously with the receipt thereof to the purchase from the Borrower or Subsidiaries of Securitization Assets;
(g)    Scheduled Dispositions and Sale/Leaseback Transactions permitted by Section 6.06;
(h)    the issuance to Scopus Industrial or its Affiliates of 49% of the outstanding common Equity Interests of NCR Manaus pursuant to the Brazil Subscription Agreement;

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(i)    Dispositions of assets subject to any casualty or condemnation proceeding (including in lieu thereof);
(j)    Dispositions of Investments in joint ventures (other than NCR Manaus) to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements and, to the extent made pursuant to the requirements of the Brazil Shareholders’ Agreement, any sale or Disposition of Equity Interests of NCR Manaus to Scopus Industrial or its Affiliates or designees upon their exercise of call rights under such agreement; and
(k)    Dispositions of assets that are not permitted by any other clause of this Section; provided that (i) the cumulative aggregate fair value of all assets sold, transferred, leased or otherwise Disposed of in reliance on this clause after the Effective Date shall not exceed (x) at any time prior to the Investment Grade Date, $500,000,000 and (y) at any time on or after the Investment Grade Date, an amount equal to 15% of Consolidated Tangible Assets as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.01 (it being understood that any Disposition complying with this clause (y) at the time consummated will not give rise to any Default as a result of a subsequent decline in Consolidated Tangible Assets) and (ii) all Dispositions made in reliance on this clause shall be made for fair value and at least 75% Cash Consideration.
“Cash Consideration” means, in respect of any Disposition by the Borrower or any Subsidiary, (a) cash or Permitted Investments received by it in consideration of such Disposition, (b) any liabilities (as shown on the most recent balance sheet of the Borrower provided hereunder or in the footnotes thereto) of the Borrower or such Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Loan Document Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Subsidiaries shall have been validly released by all applicable creditors in writing and (c) any securities received by the Borrower or such Subsidiary from such transferee that are converted by the Borrower or such Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within 90 days following the closing of the applicable Disposition.
Notwithstanding the foregoing, and other than Dispositions to the Borrower or a Subsidiary, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under Requirements of Law, (i) no Disposition of any Equity Interests in any Subsidiary during a Pledge Effectiveness Period, or in any Subsidiary Loan Party at any other time, shall be permitted unless, except in the case of clause (g), (h) or (j) above, such Equity Interests constitute all the Equity Interests in such Subsidiary held by the Borrower and the Subsidiaries and (ii) any Disposition of any assets pursuant to this Section 6.05 (except for those involving no party that is not a Loan Party), shall be for no less than the fair market value of such assets at the time of such Disposition.
SECTION 6.06.    Sale/Leaseback Transactions. None of the Borrower or any Subsidiary will enter into any Sale/Leaseback Transaction, except for any such sale of any fixed or capital assets by any Subsidiary that is made for cash consideration in an amount not less than the

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fair value of such fixed or capital asset and is consummated within 180 days after such Subsidiary acquires or completes the construction of such fixed or capital asset (unless such Sale/Leaseback Transaction is entered into in order to effect a Scheduled Disposition of assets reflected as such in the letter provided to the Administrative Agent prior to the Effective Date (as supplemented by the letter provided to the Administrative Agent prior to the Second Amendment Effective Date)), provided that (a) the sale or transfer of the property thereunder is permitted under Section 6.05, (b) any Capital Lease Obligations and Synthetic Lease Obligations arising in connection therewith are permitted under Section 6.01 and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations and Synthetic Lease Obligations) are permitted under Section 6.02.
SECTION 6.07.    Hedging Agreements. Prior to the Investment Grade Date, none of the Borrower or any Subsidiary will enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than in respect of Equity Interests or Indebtedness of the Borrower or any Subsidiary) and (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.
SECTION 6.08.    Restricted Payments; Certain Payments of Indebtedness. xxxii. None of the Borrower or any Subsidiary will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (i) the Borrower and MergerCo may make payment of the Acquisition Consideration as required by the Merger Agreement and may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests permitted hereunder, (ii) any Subsidiary may declare and pay dividends or make other distributions with respect to its capital stock, partnership or membership interests or other similar Equity Interests, or make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests or its Equity Interests of the relevant class, as the case may be, (iii) the Borrower may acquire Equity Interests upon the exercise of stock options if such Equity Interests are transferred in satisfaction of a portion of the exercise price of such options, (iv) the Borrower may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Borrower in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Borrower, (v) the Borrower may make Restricted Payments, not exceeding $5,000,000 in the aggregate for any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans or agreements for directors, officers or employees of the Borrower and the Subsidiaries, (vi) NCR Manaus may, in accordance with the provisions of the Brazil Shareholders’ Agreement, redeem its outstanding preferred Equity Interests held by the Borrower or a Subsidiary and (vii) so long as no Default shall have occurred and be continuing and the Borrower shall be in Pro Forma Compliance with the covenants set forth in Sections 6.12 and 6.13 after giving effect thereto, the Borrower may make Restricted Payments (x) prior to the Investment Grade Date, in an amount not exceeding the Available Amount and the then available amount of Qualifying Equity Proceeds, in each case, immediately prior to the making of such Restricted Payment in reliance on this clause (vii) and (y) after the Investment Grade Date, in any amount.

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(e)    Prior to the Investment Grade Date, none of the Borrower or any Subsidiary will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, defeasance, cancellation or termination of any Junior Indebtedness, except:
(i)    regularly scheduled interest and principal payments as and when due in respect of any Junior Indebtedness, and any payments or prepayments in respect of Junior Indebtedness owed by any Loan Party to the Borrower or any Subsidiary, in each case other than payments in respect of Junior Indebtedness prohibited by the subordination provisions thereof;
(ii)    refinancings of Junior Indebtedness to the extent permitted under Section 6.01;
(iii)    the conversion of any Junior Indebtedness to Equity Interests (other than Disqualified Equity Interests) of the Borrower;
(iv)    payments of secured Junior Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Junior Indebtedness in transactions permitted hereunder;
(v)    payments of or in respect of Junior Indebtedness made solely with Equity Interests in the Borrower (other than Disqualified Equity Interests); and
(vi)    so long as no Default shall have occurred and be continuing, any payment of or in respect of Junior Indebtedness in an amount not in excess of the Available Amount and the then available amount of Qualifying Equity Proceeds, in each case, immediately prior to the making of such payment in reliance on this clause (vi).
SECTION 6.09.    Transactions with Affiliates. None of the Borrower or any Subsidiary will sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than those that would prevail in arm’s-length transactions with unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted under Section 6.08, (d) issuances by the Borrower of Equity Interests, (e) compensation, expense reimbursement and indemnification of, and other employment arrangements with, directors, officers and employees of the Borrower or any Subsidiary entered in the ordinary course of business, (f) performance of it obligations under the Merger Agreement, (g) Permitted IP Transfers, (h) transactions required by and effected in accordance with the terms of the Brazil Transaction Documents, (i) payroll, travel and similar advances to directors and employees of the Borrower or any Subsidiary on customary terms and made in the ordinary course of business, and (j) loans or advances to directors and employees of the Borrower or any Subsidiary on customary terms and made in the ordinary course of business.

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SECTION 6.10.    Restrictive Agreements. None of the Borrower or any Subsidiary will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure any Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to the Borrower or any Subsidiary or to Guarantee Indebtedness of the Borrower or any Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by Requirements of Law or by any Loan Document, (B) restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), (C) until the Merger Date, restrictions relating to the Company and its subsidiaries in the Merger Agreement and (D) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement (including in the case of NCR Manaus, restrictions and conditions set forth in the Brazil Transaction Documents), provided that such restrictions and conditions apply only to such Subsidiary and to any Equity Interests in such Subsidiary, (ii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by clause (v) of Section 6.01(a) if such restrictions or conditions apply only to the assets securing such Indebtedness or (B) customary provisions in leases and other agreements restricting the assignment thereof, (iii) the foregoing shall not apply to (A) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary, or a business unit, division, product line or line of business or other assets in a transaction permitted by Section 6.05, that are applicable solely pending such sale, provided that such restrictions and conditions apply only to the Subsidiary, or the business unit, division, product line or line of business or other asset, that is to be sold and such sale is permitted hereunder, (B) restrictions and conditions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted by clause (vi) of Section 6.01(a) (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), provided that such restrictions and conditions apply only to such Subsidiary and were not incurred in contemplation of such acquisition, and (C) restrictions and conditions imposed by agreements relating to Indebtedness of Foreign Subsidiaries permitted under Section 6.01(a), provided that such restrictions and conditions apply only to Foreign Subsidiaries, and (iv) clause (b) of the foregoing shall not apply to restrictions and conditions imposed pursuant to Permitted Unsecured Indebtedness incurred pursuant to Section 6.01 that are not more restrictive than the terms hereof, as reasonably determined by the Borrower. Nothing in this paragraph shall be deemed to modify the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” or the obligations of the Loan Parties under Sections 5.03, 5.04 or 5.12 or under the Security Documents.
SECTION 6.11.    Amendment of Material Documents. None of the Borrower or any Subsidiary will amend, modify or waive any of its rights under (a) any agreement or instrument governing or evidencing any Junior Indebtedness, (b) its certificate of incorporation, bylaws or other organizational documents, (c) any of the Brazil Transaction Documents or (d) the Merger Agreement, in each case to the extent such amendment, modification or waiver could reasonably be expected to be adverse in any material respect to the Lenders (it being understood and agreed that the conversion of NCR Manaus to a Brazilian SA, the revisions to the organizational documents

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of NCR Manaus and the initial entry into the Brazil Shareholders’ Agreement and the Brazil CMA, in each case as contemplated by the Brazil Subscription Agreement, will not be deemed to violate the provisions of this Section 6.11).
SECTION 6.12.    Leverage Ratio. The Borrower will not permit the Leverage Ratio on the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2011, to exceed (a) the sum of (i) 3.50 and (ii) the applicable Cumulative Leverage Ratio Increase Amount, in the case of any fiscal quarter ending prior to December 31, 2013, (b) the sum of (i) 3.25 and (ii) the applicable Cumulative Leverage Ratio Increase Amount, in the case of any fiscal quarter ending on or after December 31, 2013 and prior to December 31, 2015, and (c) 3.50 to 1.00, in the case of any fiscal quarter ending on or after December 31, 2015.
SECTION 6.13.    Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio for any Test Period, commencing with the Test Period ending December 31, 2011, to be less than (a) 3.50 to 1.00, in the case of any Test Period ending prior to December 31, 2013, and (b) 4.00 to 1.00, in the case of any Test Period ending on or after December 31, 2013.
SECTION 6.14.    Fiscal Year. The Borrower will not, and the Borrower will not permit any other Loan Party to, change its fiscal year to end on a date other than December 31.
ARTICLE VII

Events of Default
If any of the following events (“Events of Default”) shall occur:
(l)    the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(m)    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;
(n)    any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other information furnished pursuant to any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(o)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03, 5.05 (with respect to the existence of the Borrower), 5.11 or 5.15 or in Article VI;

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(p)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower (with a copy to the Administrative Agent in the case of any such notice from a Lender);
(q)    the Borrower or any Subsidiary shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, after giving effect to any period of grace specified for such payment in the agreement or instrument governing such Material Indebtedness;
(r)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or, in the case of any Hedging Agreement, to cause the termination thereof; provided that this clause (g) shall not apply to (A) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness or (B) any Indebtedness that becomes due as a result of a refinancing thereof permitted under Section 6.01;
(s)    one or more ERISA Events shall have occurred that, in the opinion of the Required Lenders, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;
(t)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or a Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(u)    the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted by clause (v) of Section 6.03(a)), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such

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proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of the Borrower or any Material Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (j) or clause (i) of this Article;
(v)     the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(w)    one or more judgments for the payment of money in an aggregate amount in excess of $35,000,000 (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer, so long as, in the opinion of the Required Lenders, such insurer is financially sound), shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;
(x)    any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material Collateral, with the priority required by the applicable Security Document, except as a result of (i) a sale or transfer of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) the Administrative Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Agreement or to maintain in effect UCC financing statements, unless such failure is attributable to any failure of a Loan Party to perform its obligations under any Loan Document or (iii) the occurrence of the Investment Grade Date and the exercise by the Borrower of its rights under Section 9.14(b);
(y)    any Guarantee of a Loan Party purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except upon the consummation of any transaction permitted under this Agreement as a result of which the Subsidiary Loan Party providing such Guarantee ceases to be a Subsidiary; or
(z)    a Change in Control;
then, and in every such event (other than an event with respect to the Borrower described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall become due and payable

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immediately and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(i), in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event with respect to the Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
ARTICLE VIII

The Administrative Agent
Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent and collateral agent under the Loan Documents, and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any other Affiliate of any of the foregoing that is communicated

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to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or wilful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from any confirmation of the Revolving Exposure or the component amounts thereof.
The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

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Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such. In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.
Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it

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has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption or an Incremental Facility Agreement pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.
No Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the foregoing provisions.
In furtherance of the foregoing and not in limitation thereof, no Hedging Agreement, agreement with respect to cash management obligations or other agreement (other than the Loan Documents) the obligations under which constitute Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such Hedging Agreement or other agreement shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
Notwithstanding anything herein to the contrary, neither the Arrangers nor any Person named on the cover page of this Agreement as a Joint Syndication Agent, Joint Lead Arranger

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or Joint Bookrunner shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder.
The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and none of the Borrower or any other Loan Party shall have any rights as a third party beneficiary of any such provisions.
ARTICLE IX

Miscellaneous
SECTION 9.01.    Notices. xxxiii. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
(ii)    if to the Borrower, to it at NCR Corporation, 3095 Satellite Boulevard, Duluth, Georgia 30096, Attention of Treasurer (Fax No. 678-808-5207) (email: John.Boudreau@ncr.com), with a copy to NCR Corporation, 3097 Satellite Boulevard, Duluth, Georgia, 30096, Attention: General Counsel/Notices, 2nd Floor (email: law.notices@ncr.com);
(iii)    if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 500 Stanton Christiana Road, Ops 2, 3rd Floor, Newark, Delaware 19713-2107, Attention: Charles Wambua (Telephone No. 302-634-3817); Fax No. 302-634-3301, with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, 24th Floor, New York, New York, 10179, Attention: Timothy Lee (Telephone No. 212-270-2282), Fax No. 212-270-5127 (email: timothy.d.lee@jpmorgan.com);
(iv)    if to any Issuing Bank, to it at its address (or fax number) most recently specified by it in a notice delivered to the Administrative Agent and the Borrower (or, in the absence of any such notice, to the address (or fax number) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof);
(v)    if to the Swingline Lender, to it at its address (or fax number) most recently specified by it in a notice delivered to the Administrative Agent and the Borrower (or, in the absence of any such notice, to the address (or fax number) set forth in the Administrative Questionnaire of the Lender that is serving as Swingline Lender or is an Affiliate thereof); and
(vi)    if to any other Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to

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have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and notices delivered through electronic communications to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.
(d)    Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished by electronic communications (including email and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Any notices or other communications to the Administrative Agent, the Borrower may be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person.
(e)    Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.
SECTION 9.02.    Waivers; Amendments. xxxiv. No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(c)    Except as provided in Sections 2.21 and 2.22 and in the Collateral Agreement, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of

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the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute an increase of any commitment), (B) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than as a result of any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.13(c), it being understood that a waiver of a Default shall not constitute a reduction of interest for this purpose), or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (C) postpone the scheduled maturity date of any Loan, or the date of any scheduled payment of the principal amount of any Term Loan under Section 2.10, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (D) except as provided in Sections 2.21 or 2.22, change Section 2.18(b) or 2.18(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (E) except pursuant to an Incremental Facility Amendment or a Permitted Amendment to reflect a new Class of Loans or Commitments hereunder, change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or “Required Revolving Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be); provided that, with the consent of the Required Lenders or the Required Revolving Lenders, as the case may be, the provisions of this Section and the definition of the term “Required Lenders” or “Required Revolving Lenders” may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing Classes of Loans or Lenders, (F) release Guarantees constituting all or substantially all the value of the Guarantees under the Collateral Agreement, or limit the liability of Loan Parties in respect of Guarantees constituting such value, or limit its liability in respect thereof, in each case without the written consent of each Lender, (G) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (except as expressly provided in Section 9.14 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents) and (H) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of Collateral or payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each affected Class; provided further that (1) no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent, any Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be and (2) any amendment, waiver or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders

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of a particular Class (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time (it being understood that an amendment hereto to provide for borrowings and letters of credit under the Revolving Commitments denominated in Euro or Sterling may be adopted with the consent of the Administrative Agent and a Majority in Interest of the Revolving Lenders). Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of (x) any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (B), (C) or (D) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification or (y) in the case of any vote requiring the approval of all Lenders or each affected Lender, any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective and whose Commitments terminate by the terms and upon the effectiveness of such amendment, waiver or other modification. Notwithstanding anything herein to the contrary, the Administrative Agent and the Borrower may, without the consent of any Secured Party or any other Person, amend this Agreement, the Guarantee and Pledge Agreement, the Pledge Agreement and any other Security Document to add provisions with respect to “parallel debt” and other non-U.S. guarantee and collateral matters, including any authorizations, collateral trust arrangements or other granting of powers by the Lenders and the other Secured Parties in favor of the Administrative Agent, in each case if such amendment is necessary or desirable to create or perfect, or preserve the validity, legality, enforceability and perfection of, the Guarantees and Liens contemplated to be created pursuant to this Agreement (with the Borrower hereby agreeing to provide its agreement to any such amendment to this Agreement, the Guarantee and Pledge Agreement, the Pledge Agreement or any other Security Document reasonably requested by the Administrative Agent).
(d)    Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Borrower, the Required Lenders, the Administrative Agent and each lender providing any additional Revolving Commitment or term loan (A) to increase the aggregate Revolving Commitments of the Lenders, (B) to add one or more additional tranches of term loans to this Agreement and to provide for the ratable sharing of the benefits of the Loan Documents with the other then outstanding Obligations in respect of the extensions of credit from time to time outstanding under any such additional tranche of term loans and (C) to include appropriately the lenders under any such additional tranche of term loans in any determination of Required Lenders or the determination of the requisite Lenders under any other provision of this Agreement.
(e)    The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

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SECTION 9.03.    Expenses; Indemnity; Damage Waiver. xxxv. The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent, the Managing Arranger and their Affiliates, including expenses incurred in connection with due diligence and the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, local counsel in any foreign jurisdiction, and any other counsel for any of the foregoing retained with the Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed), in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, including the preparation, execution and delivery of the Commitment Letter and the Fee Letter, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(d)    The Borrower shall indemnify the Administrative Agent (and any sub‑agent thereof), the Arrangers, each Lender and Issuing Bank (each such Person, an “Indemnified Institution”), and each Related Party of any of the foregoing Persons (each Indemnified Institution and each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the reasonable and documented or invoiced out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee (including reasonable fees, disbursements and other charges of one counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest, where an Indemnified Institution affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnified Institution)), incurred by or asserted against any Indemnitee arising out of or relating to, based upon, or as a result of (i) the structuring, arrangement and the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Commitment Letter, the Fee Letter, this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Commitment Letter, the Fee Letter, this Agreement or the other Loan Documents of their obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to the

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Commitment Letter, the Fee Letter, this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto and regardless of whether such claim, litigation or proceeding is brought by a third party or by the Borrower or any of the Subsidiaries); provided that such indemnity shall not, as to any Indemnified Institution, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from (i) the gross negligence or willful misconduct of such Indemnified Institution or any of its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (ii) a breach by such Indemnified Institution or one of its Related Parties of this Agreement.
(e)    To the extent that the Borrower fails to pay any amount required to be paid by it under paragraph (a) or (b) of this Section to the Administrative Agent (or any sub-agent thereof), any Issuing Bank, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent), such Issuing Bank or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), any Issuing Bank or the Swingline Lender in connection with such capacity. For purposes of this Section, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time (or most recently outstanding and in effect).
(f)    To the extent permitted by applicable law, the Borrower shall not assert, or permit any of its Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) in the absence of willful misconduct or gross negligence (as determined by a court of competent jurisdiction in a final, non-appealable decision). To the extent permitted by applicable law, no party hereto shall assert, or permit any of its Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee or any other party hereto or its Affiliates on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided, however, that nothing contained in this sentence will limit the indemnity and reimbursement obligations of the Borrower set forth in this Section.
(g)    All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 9.04.    Successors and Assigns. xxxvi. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors

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and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Arrangers and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of any of the Administrative Agent, the Arrangers, any Issuing Bank and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(j)    (i) Notwithstanding anything to the contrary contained herein, neither the Borrower nor any Affiliate of the Borrower may acquire by assignment, participation or otherwise any right to or interest in any of the Commitments or Term Loans hereunder (and any such attempted acquisition shall be null and void). Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
(B)    the Borrower; provided that no consent of the Borrower shall be required (1) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund and (2) if an Event of Default has occurred and is continuing, for any other assignment; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; and
(C)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and
(D)    each Issuing Bank with outstanding Letters of Credit in excess of $20,000,000, in the case of any assignment of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure; and
(E)    the Swingline Lender, in the case of any assignment of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its Swingline Exposure.
(ii)    Assignments shall be subject to the following additional conditions:
(G)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment

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(determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, in the case of assignments of Term Loans, and $5,000,000, in the case of assignments of Revolving Commitments, in each case unless each of the Borrower and the Administrative Agent otherwise consents; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(H)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans but not those in respect of a second Class;
(I)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided that (i) only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender and (ii) no such fee will be payable in respect of an assignment by any Initial Lender at any time prior to the 90th day following the Effective Date; and
(J)    the assignee, if it shall not be a Lender or the Borrower, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03).
(iv)    The Administrative Agent shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement,

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notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, as to entries pertaining to it, any Issuing Bank or Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon receipt by the Administrative Agent of an Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.
(k)    (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more Eligible Assignees (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the

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Lenders. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, unless the sale of such participation was made with the Borrower’s prior written consent. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant to which it has sold a participation and the principal amounts (and stated interest) of each such Participant’s interest in the Loans or other rights and obligations of such Lender under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or other rights and obligations under any this Agreement) except to the extent that such disclosure is necessary to establish that such Loan or other right or obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(l)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(m)    Each Lender acknowledges that the Borrower has requested it to consult with the Borrower prior to entering into any assignment agreement that would require the consent of the Borrower pursuant to paragraph (b)(i)(A) of this Section; provided, however, that no Lender shall be obligated to consult with the Borrower regarding any such assignment and any failure to do so will not result in any liability of a Lender hereunder or otherwise affect the rights or obligations of the parties hereto.
SECTION 9.05.    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and

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notwithstanding that the Administrative Agent, the Arrangers, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(f). The provisions of Sections 2.15, 2.16, 2.17, 2.18(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.07.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency and whether or not matured) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of the Borrower against any of and all the obligations then due of the Borrower now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have.
SECTION 9.08.    Governing Law; Jurisdiction; Consent to Service of Process. xxxvii. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

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(f)    The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any of their properties in the courts of any jurisdiction.
(g)    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(h)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.09.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.10.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.11.    Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal

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counsel and other agents and advisors, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Borrower or any Subsidiary and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any Issuing Bank or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or any Subsidiary or their businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 9.12.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate.
SECTION 9.13.    Release of Liens and Guarantees. xxxviii. A Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale or other transfer by any Loan Party (other than to the Borrower or any Domestic Subsidiary that is not a Disregarded Domestic Subsidiary) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any

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Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released.
(b)    On the Investment Grade Date, the Liens on the Collateral under the Security Documents will automatically terminate and be deemed to have been released (it being understood, for the avoidance of doubt, that no such termination or release will modify or otherwise affect any Guarantee provided by any Loan Party under the Collateral Agreement).
(c)    In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.
SECTION 9.14.    Satisfaction of Collateral and Guarantee Requirement. If the Borrower fails to maintain its Investment Grade Rating at any time following the Investment Grade Date, then the Borrower shall deliver written notice thereof to the Administrative Agent. As promptly as practicable following the Non-Investment Grade Date, and in any event no later than 30 days thereafter (such date, the “Delivery Date”), the Borrower shall cause the Collateral and Guarantee Requirement to be satisfied and shall deliver to the Administrative Agent a completed Perfection Certificate dated the Delivery Date and signed by a Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Borrower and the Designated Subsidiaries in the jurisdictions contemplated by the Perfection Certificate, delivered at least five Business Days prior to the Delivery Date, and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been or will on the Delivery Date be released; provided that if, notwithstanding the use by the Borrower of commercially reasonable efforts without undue burden or expense to cause the Collateral and Guarantee Requirement to be satisfied on the Delivery Date, the requirements thereof are not fully satisfied as of the Delivery Date, the satisfaction of such requirements shall not be a condition to the availability of any Loans hereunder so long as the Borrower has agreed in a written instrument to satisfy any remaining requirements by a date agreed to by the Administrative Agent (it being understood that any failure to satisfy the Collateral and Guarantee Requirement by such later date will constitute, except to the extent additional time is agreed to by the Administrative Agent in accordance with the definition of “Collateral and Guarantee Requirement”, an Event of Default under paragraph (d) of Article VII.
SECTION 9.15.    USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with such Act.

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SECTION 9.16.    No Fiduciary Relationship. The Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, the Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.
SECTION 9.17.    Non-Public Information. xxxix. Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.
(a)    The Borrower, and each Lender acknowledge that, if information furnished by the Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through IntraLinks/IntraAgency, SyndTrak or another website or other information platform (the “Platform”), (i) the Administrative Agent may post any information that the Borrower has indicated as containing MNPI solely on that portion of the Platform as is designated for Private Side Lender Representatives and (ii) if the Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform as is designated for Private Side Lender Representatives. The Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrower that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by the Borrower without liability or responsibility for the independent verification thereof.

EXHIBIT E
Form of Compliance Certificate

[FORM OF] COMPLIANCE CERTIFICATE
[The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement referred to below. The obligations of the Borrower under the Credit Agreement are as set forth in the Credit Agreement, and nothing in this Compliance Certificate, or the form hereof, shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement. In the event of any conflict between the terms of this Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.]

Reference is made to the Credit Agreement dated as of August 22, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NCR Corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement.
The undersigned hereby certifies, in his capacity as a [ ] of the Borrower and not in a personal capacity, as follows:
1. I am a Financial Officer of the Borrower.
2. [Attached as Schedule I hereto is the audited consolidated financial statements required by Section 5.01(a) of the Credit Agreement for the fiscal year ended [     ], setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of Pricewaterhouse Coopers L.L.P. or another independent registered public accounting firm of recognized national standing required by Section 5.01(a) of the Credit Agreement.]
[or]

[Attached as Schedule I hereto are the consolidated financial statements required by Section 5.01(b) of the Credit Agreement for the fiscal quarter ended [ ]. Such financial statements fairly present, in all material respects, the consolidated balance sheet and related consolidated statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the prior fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes.]

3. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and the Subsidiaries during the accounting period covered by the attached financial statements. The foregoing examination did not disclose, and I have no knowledge of:
(a) the occurrence of a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, specifying the details thereof and any action the Borrower has taken or proposes to take with respect thereto; and
(b) any change in GAAP or in the application thereof since the date of the consolidated balance sheet of the Borrower most recently theretofore delivered pursuant to Sections 5.01(a) or 5.01(b) of the Credit Agreement (or, prior to the first such delivery, referred to in Section 3.04 of the Credit Agreement), except as set forth in a separate attachment, if any, to this Certificate, specifying the effect of such change on the financial statements (including those for the prior periods).
4. Attached as Schedule II hereto are reasonably detailed calculations demonstrating compliance with Sections 6.12 and 6.13 of the Credit Agreement and computing the Leverage Ratio as of the last day of the fiscal period covered by the [consolidated financial statements most recently delivered pursuant to Sections 5.01(a) or 5.01(b) of the Credit Agreement][attached financial statements].
5. All notices required to be provided under Sections 5.03 and 5.04 of the Credit Agreement have been provided.
6. Attached as Schedule III hereto are reasonably detailed calculations with respect to which Subsidiaries are Material Subsidiaries based on the information contained in the [consolidated financial statements most recently delivered pursuant to Sections 5.01(a) or 5.01(b) of the Credit Agreement][attached financial statements] and identifying each Subsidiary, if any, that has automatically been designated a Material Subsidiary in order to satisfy the condition set forth in the definition of the term “Material Subsidiary” in the Credit Agreement.
7. Schedule IV, attached hereto, identifies each Subsidiary that (A) is an Excluded Subsidiary as of such date but has not been identified as an Excluded Subsidiary in Schedule 3.11A of the Credit Agreement or in any prior Compliance Certificate or (B) has previously been identified as an Excluded Subsidiary but has ceased to be an Excluded Subsidiary.
8. [Attached as Schedule V hereto are reasonably detailed calculations with respect to Excess Cash Flow for the most recently ended fiscal year.]
9. The financial covenant analyses and other information set forth on Annex A hereto are true and accurate on and as of the date of this Certificate.

The foregoing certifications are made and delivered on [Ù], pursuant to Section 5.01(c) of the Credit Agreement.

NCR CORPORATION, as Borrower,
by
_________________________
Name:
Title:

FOR THE FISCAL [QUARTER] [YEAR] ENDED [mm/dd/yy].

1.	Cumulative Leverage Ratio Increase Amount: (i) + (ii) =	x
	(i) Cumulative Leverage Ratio Increase Amounts in respect of Pension Funding Indebtedness incurred on or prior to the second most recently ended fiscal quarter:	x
	(ii) Leverage Ratio Increase Amount: (a) / (b) =	x
	(a) the aggregate principle amount of Pension Funding Indebtedness incurred during the most recently ended fiscal quarter:	$[___,___,___]

(b) the greater of (1) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date and (2) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on March 31, 2012:
$[___,___,___]

2.	Leverage Ratio: (i) / (ii) =	x
	(i) Consolidated Total Debt:	$[___,___,___]
	(ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date:	$[___,___,___]
3.	Consolidated Total Debt: (i) + (ii) – (iii) =	$[___,___,___]

(i) the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date, to the extent such Indebtedness would be reflected on a balance sheet prepared as of the date hereof on a consolidated basis in accordance with GAAP (but without giving effect to any election to value any Indebtedness at “fair value”, as described in Section 1.04(a) of the Credit Agreement, or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness):
$[___,___,___]

(ii) without duplication of amounts referred to in paragraph (i) above, the amount of Third Party Interests in respect of Securitizations, without giving effect to any election to value any Indebtedness at “fair value”, as described in Section 1.04(a) of the Credit Agreement, or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness:
$[___,___,___]

	(iii) the lesser of (a) the excess, if any, of the amount of Unrestricted Cash owned by the Borrower and its consolidated Subsidiaries over $250,000,000 and (b) $150,000,000:	$[___,___,___]
4.	Unrestricted Cash: (i) – (ii) =	$[___,___,___]
	(i) unrestricted cash and cash equivalents owned by the Borrower and the Subsidiaries as of the date hereof:	$[___,___,___]

(ii) unrestricted cash and cash equivalents owned by the Borrower and the Subsidiaries that are or are presently required under the terms of any agreement or other arrangement binding on the Borrower or any Subsidiary to be (a) pledged to or held in one or more accounts under the control of one or more creditors of the Borrower or any Subsidiary (other than to secure the Loan Document Obligations), (b) otherwise segregated from the general assets of the Borrower and the Subsidiaries, in one or more special accounts or otherwise, for the purpose of securing or providing a source of payment for Indebtedness or other obligations that are or from time to time may be owed to one or more creditors of the Borrower or any Subsidiary (other than to secure the Loan Document Obligations) or (c) held by a Subsidiary that is not wholly-owned or that is subject to restrictions (in the case of foreign laws or approvals of foreign Governmental Authorities applicable to Foreign Subsidiaries, of which the Borrower has actual knowledge) on its ability to pay dividends or distributions:
$[___,___,___]
5.	Consolidated EBITDA: (i) + (ii) – (iii) =	$[___,___,___]
	(i) Consolidated Net Income:	$[___,___,___]
	(ii)[10] (a) consolidated interest expense for such period (including imputed interest expense in respect of Capital Lease Obligations):	$[___,___,___]
	(b) provision for taxes based on income, profits or losses, including foreign withholding taxes during such period:	$[___,___,___]
	(c) all amounts attributable to depreciation and amortization for such period:	$[___,___,___]
	(d) any extraordinary losses for such period, determined on a consolidated basis in accordance with GAAP:	$[___,___,___]
	(e) any Non-Cash Charges for such period:[11]	$[___,___,___]
	(f) any losses attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement other than those relating to foreign currencies:	$[___,___,___]
	(g) one-time out-of-pocket costs and expenses relating to the Acquisition, including, without limitation, legal and advisory fees (if incurred within 120 days following the Effective Date)[12]:	$[___,___,___]

	(h) Pro Forma Adjustments in connection with Material Acquisitions, including the Acquisition[13]:	$[___,___,___]
	(i) [mark-to-market losses on Plans and Foreign Pension Plans and settlement/curtailment losses]:[14]	$[___,___,___]

(j) [excluding, if applicable, one time gains or losses associated with lump sum payments (or transfers of financial assets) made after the Second Amendment Effective Date to defease pension and retirement obligations:]
$[___,___,___]

	(iii)[16] (a) any extraordinary gains for such period, determined on a consolidated basis in accordance with GAAP:	$[___,___,___]
	(b) any non-cash gains for such period, including any gains attributable to the early extinguishment of Indebtedness:	$[___,___,___]
	(c) any net income tax benefit for such period, determined on a consolidated basis in accordance with GAAP;	$[___,___,___]
	(d) any gains attributable to the early extinguishment of obligations under any Hedging Agreement other than those relating to foreign currencies:	$[___,___,___]
	(e) [mark-to-market gains on Plans and Foreign Pension Plans and settlement/curtailment gains]:[17]	$[___,___,___]

6.	Consolidated Net Income: (i) – (ii) =	$[___,___,___]
	(i) the net income or loss of the Borrower and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP:	$[___,___,___]
	(ii) the sum of:	$[___,___,___]

(a) the income of any Person (other than the Borrower) that is not a consolidated Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Borrower or, subject to paragraphs (b) and (c) below, any other consolidated Subsidiary during such period:
$[___,___,___]

(b) the income of, and any amounts referred to in paragraph (a) above paid to, any consolidated Subsidiary (other than the Borrower or any Subsidiary Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Subsidiary (i) is not permitted (A) without any prior approval of any Governmental Authority which, to the actual knowledge of the Borrower, would be required and that has not been obtained or (B) under any law applicable to the Borrower or any such Subsidiary (in the case of any foreign law, of which the Borrower has actual knowledge) or (ii) is not permitted by the operation of the terms of the organizational documents of such Subsidiary or any agreement or other instrument binding upon the Borrower or any Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions has been legally and effectively waived:
$[___,___,___]

(c) the income or loss of, and any amounts referred to in paragraph (a) above paid to, any consolidated Subsidiary that is not wholly owned by the Borrower to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Subsidiary:
$[___,___,___]
7.	Interest Coverage Ratio: (i) / (ii) =	x
	(i) Consolidated EBITDA for Test Period:	$[___,___,___]
	(ii) Consolidated Cash Interest Expense for Test Period:	$[___,___,___]
8.	Consolidated Cash Interest Expense: (i) – (ii) =	$[___,___,___]

(i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, and any cash payments made during such period in respect of obligations referred to in paragraph (ii) below that were amortized or accrued in a previous period:
$[___,___,___]

(ii) to the extent included in such consolidated interest expense for such period, noncash amounts attributable to amortization of debt discounts, upfront fees and other financing costs (including legal and accounting costs) or accrued interest payable in kind for such period:
$[___,___,___]

ANNEX A
Mark-to-Market Pension Accounting
In accordance with Accounting Standards Codification (ASC) 715-30, “Benefit Plans – Pension,” the following components have been included in the net pension cost recognized for a period by the Borrower: (i) service cost; (ii) interest cost; (iii) expected return on plan assets, if any; (iv) amortization of any prior service cost or credit included in accumulated other comprehensive income; and (v) gain or loss (including the effects of changes in assumptions), which includes, to the extent recognized, amortization of the net gain or loss included in accumulated other comprehensive income.

With respect to component (v) in the preceding paragraph, a gain or loss results from a change in the value of either the projected benefit obligation or the plan assets resulting from experience different from that assumed or from a change in actuarial assumptions. For example, at the beginning of a period, the Borrower calculates an expected return on plan assets for such period. A plan asset gain or loss is the difference between the actual return on plan assets during such period and the expected return on plan assets. Such gain or loss may be either (i) immediately recognized in net pension cost in that period or (ii) recognized in other comprehensive income in that period. The amount recognized in accumulated other comprehensive income affects future net periodic pension cost through subsequent amortization, if any, of the net gain or loss. The minimum amortization required is based on the average remaining service period of active employees or average remaining life expectancy of active participants (depending on the percentage of active participants remaining in the plan), to the extent the loss exceeds certain thresholds. The Borrower currently recognizes gains or losses during a period in accumulated other comprehensive income and subsequently amortizes the gains or losses that have been previously included in accumulated other comprehensive income in accordance with ACS 715-30 by including such amortized portion in the gain or loss component of the net pension cost recognized for that period.

ASC 715-30-35-20 provides that immediate recognition of gains and losses as a component of net periodic pension cost is permitted if that method is applied consistently and is applied to all gains and losses on both plan assets and obligations. The Borrower is considering a change in its accounting policy from delayed recognition to immediate recognition of gains or losses in the period in which they occur, which is anticipated to be in the fourth quarter of the Borrower. If such change is adopted, then the components that will be included in the net pension cost recognized for a period by the Borrower are the following: (i) service cost; (ii) interest cost; (iii) actual return on plan assets, if any; (iv) amortization of any prior service cost or credit included in accumulated other comprehensive income and (v) gain or loss (including the effects of changes in assumptions). To effect such change in accounting policy, the Borrower will need to retroactively adjust, in prior periods, the net pension cost recognized and accumulated other comprehensive income so that such losses previously recognized in accumulated other comprehensive income would be reduced to zero.